EXHIBIT 10(xii)

U.S. 125,000,000

364-DAY CREDIT AGREEMENT

dated as of June 19, 2001

among

McCORMICK & COMPANY, INCORPORATED,

as the Borrower,

CERTAIN FINANCIAL INSTITUTIONS,

as the Lenders,

BANK OF AMERICA, N.A.,
as the Documentation Agent,

SUNTRUST BANK,

as the Syndication Agent

and

WACHOVIA, N.A.

as the Administrative Agent

BANC OF AMERICA SECURITIES LLC

and

SUNTRUST EQUITABLE SECURITIES CORPORATION

Lead Arrangers and Book Managers

v

364-DAY CREDIT AGREEMENT

THIS 364-DAY CREDIT AGREEMENT, dated as of June 19, 2001, among McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (the “Borrower”), the various financial institutions parties hereto (collectively, the “Lenders”) and WACHOVIA, N.A., as the administrative agent (in such capacity, the “Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders provide to it a $125,000,000 364-day revolving line of credit; and the Lenders and the Agent are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Borrower, the Lenders and the Agent agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1.  Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan).  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(a)                                  to vote 25% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

(b)                                 to direct or cause the direction of the management and policies of such Person whether by contract or otherwise;

provided, however, that notwithstanding the foregoing, for purposes of Section 10.11.1, an “Affiliate” shall be a Person engaged in the business of banking who is controlled by, or under common control with, a Lender.

“Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 9.4.

“Agents” means, collectively, the Agent, the Documentation Agent and the Syndication Agent.

“Agreement” means, on any date, this 364-Day Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

“Alternate Base Rate” means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

(a)                                  the rate of interest most recently announced by Wachovia, N.A. at its Domestic Office as its prime rate, and

(b)                                 the Federal Funds Rate most recently determined by the Agent plus 1/2 of 1% per annum.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Wachovia, N.A. in connection with extensions of credit.  Changes in the rate of interest on any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.  The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

“Alternate Currency” means any Currency, other than Dollars, which the Lenders shall at any relevant time have agreed (in the manner provided for herein) to treat as an Alternate Currency for the purposes of the Commitment Amount and shall be the denomination for Alternate Currency Advances.

“Alternate Currency Advance” means a LIBO Rate Loan or a Competitive Bid Loan, as the case may be, denominated in an Alternate Currency.

“Applicable Law” shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Approved Fund” is defined in Section 10.11.1.

“Assignee Lender” is defined in Section 10.11.1.

“Associated Costs” means, with respect to any LIBO Rate Loan denominated in Sterling, a rate per annum equal to the arithmetic mean of the percentage rates applicable to the LIBOR Offices of the Reference Lenders (calculated by the Agent on the basis of the rates supplied by each Reference Lender to the Agent) according to the following formula:

Associated Costs	=	BY + L (Y-X) + S (Y-Z)
per annum		100 - (X+S)

where, with respect to each Reference Lender:

B                                        =                                         The percentage of such Reference Lender’s eligible liabilities required, on the first day of the Relevant Period, to be held in a non-interest-bearing deposit account with the Bank of England pursuant to the cash ratio requirements of the Bank of England.

Y                                        =                                         The LIBO Rate at which Sterling deposits in an amount comparable to the aggregate principal amount of the relevant LIBO Rate Loan are offered by such Reference Lender to leading banks in the London interbank market at or about 11:00 a.m. (London time) on the first day of the Relevant Period for a period comparable to the Relevant Period.

L                                         =                                         The average percentage of eligible liabilities which the Bank of England, as at the first day of the Relevant Period, requires such Reference Lender to maintain as secured money with members of the London Discount Market Association and/or as secured call money with those money brokers and gilt-edged primary market makers recognized by the Bank of England.

X                                       =                                         The rate at which secured Sterling deposits in an amount comparable to the aggregate principal amount of the relevant LIBO Rate Loan may be placed by such Reference Lender with members of the London Discount Market Association and/or as secured call money with money brokers and gilt-edged primary market makers at or about 11:00 a.m. (London time) on the first day of the Relevant Period for a period comparable to the Relevant Period.

S                                         =                                         The percentage of such Reference Lender’s eligible liabilities required on the first day of the relevant Interest Period to be placed as a special deposit with the Bank of England.

Z                                        =                                         The percentage interest rate per annum payable by the Bank of England on special deposits or, if lower, Y.

(a)                                  For the purposes of this definition:

(i)  “eligible liabilities” and ‘‘special deposits” shall have the meanings ascribed to them from time to time by the Bank of England; and

(ii)  “Relevant Period” means, if the Interest Period with respect to such LIBO Rate Loan is three months or less, the duration of such Interest Period or, if such Interest Period is longer than three months, each period of three months and any necessary shorter period in such Interest Period.

(b)                                 In application of the above formula, B, Y, L, X, S and Z will be included in the formula as decimal fractions and not as percentages, e.g.,  if B = 0.5% and Y = 15%, BY will be calculated as 0.5 x 15 and not as 0.5% x 15%.

(c)                                  Associated Costs shall be computed by the Agent on the first day of each Relevant Period, and shall, if necessary, be rounded upward to the nearest 1/10,000 of 1%.  If there is more than one Relevant Period comprised in the relevant Interest Period, then the Associated Costs for that Interest Period shall be the weighted average of the amounts so computed for the relevant periods comprised in that Interest Period.

(d)                                 Calculations of Associated Costs will be made on the basis of a year of 365 days.

(e)                                  If a Reference Lender fails to furnish a rate for the purposes of this definition, the Associated Costs shall be determined on the basis of the rates furnished by the remaining Reference Lenders.  If no Reference Lender furnishes a rate for the purposes of this definition, the Associated Costs payable by the relevant Borrower in respect of any LIBO Rate Loan shall be determined by the Agent on such comparable basis as it may reasonably determine.

“Attributable Value” means, as to any particular Sale-Leaseback Transaction under which any Person is at the time liable, at any date as of which the amount thereof is to be determined (i) in the case of any such transaction involving a Capitalized Lease, the amount on such date of the Capitalized Lease Obligation thereunder, or (ii) in the case of any other such transaction, the then present value of the minimum rental obligation under such transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor), computed by discounting the respective rental or other payments at the actual interest factor included in such payment or, if such interest factor cannot be readily determined, at the rate of 9.75% per annum, compounded annually, or calculated in such other manner as may be required by GAAP in effect at the time.  The amount of any rental or other payment required to be made under any such transaction not involving a Capitalized Lease may exclude amounts required to be paid by the lessee (or equivalent party) on account of maintenance, repairs, insurance, Taxes, assessments, utilities, operating and labor costs and similar charges.  In the case of any such transaction not involving a Capitalized Lease which is terminable by the lessee (or equivalent party) upon payment of a penalty, such rental or other payment may include the amount of such penalty, in which case no rental or other payment shall be considered as required to be paid under such transaction subsequent to the first date on which it may be so terminated.

“Authorized Officer” means, relative to the Borrower, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1 or any successor thereto.

“Available” means, in respect of any Alternate Currency and any Lender, that such Alternate Currency is, at the relevant time, readily available to such Lender as deposits in the London or other applicable interbank market in the relevant amount and for the relevant term, is freely convertible into Dollars and is freely transferable for the purposes of this Agreement, but if, notwithstanding that each of the foregoing tests is satisfied:

(a)                                  such Alternate Currency is, under the then current legislation or regulations of the country of such Alternate Currency (or under the policy of the central bank of such country) or of the Bank of England or F.R.S.  Board, not permitted to be used for the purposes of this Agreement; or

(b)                                 there is no, or only insignificant, investor demand for the making of advances having an interest period equivalent to that for the Alternate Currency Advance which the Borrower has requested or in respect of which the Borrower has requested offers to be made;

then such Alternate Currency may be treated by any Lender as not being Available.

“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

“Borrower” is defined in the preamble.

“Borrowing” means, as the context may require, either a Competitive Bid Loan Borrowing or a Revolving Loan Borrowing.

“Borrowing Request” means, as the context may require, either a Revolving Loan Borrowing Request or a Competitive Bid Loan Borrowing Request.

“Business Day” means

(a)                                  any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

(b)                                 relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day (i) on which dealings in the relevant currency are carried on in the London interbank market and (ii) in the case of LIBO Rate Loans denominated in a Currency other than Dollars or Sterling, on which banks in the country for which such Currency is the lawful currency are not authorized or required to be closed.

“Capitalized Leases” means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangements which, in accordance with GAAP, would be classified as capitalized leases.

“Capitalized Lease Obligation” means, at any time, the present value of the minimum net lease payments during the term of a Capitalized Lease, computed as provided in the Statement of Financial Accounting Standards No. 13, as amended from time to time.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1990, as amended.

“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.

“Change in Control” means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 51% or more of the outstanding shares of voting stock of the Borrower after giving effect to certain provisions of the Borrower’s Certificate of Incorporation with respect to the conversion of non-voting stock to voting stock; provided, however, that acquisition by the Borrower’s pension plan or profit sharing plan of 51% or more of the outstanding shares of the Borrower’s voting stock shall not constitute a Change in Control; or (b) during any period of 12 consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who were members of the board of directors on the first day of such period, (ii) whose election or nomination to the board of directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the board of directors or (iii) whose election or nomination to the board of directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the board of directors.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means the commitment of each Lender to make Revolving Loans pursuant to this Agreement.

“Commitment Amount” means U.S. $125,000,000, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

“Commitment Termination Event” means

(a)                                  the occurrence of any Event of Default described in clauses (a) through (e) of Section 8.1.9 with respect to the Borrower or any Principal Subsidiary; or

(b)                                 the occurrence and continuance of any other Event of Default and either

(i)  the declaration of the Loans to be due and payable pursuant to Section 8.3, or

(ii)  in the absence of such declaration, the giving of            notice by the Agent, acting at the direction of the Required Lenders pursuant to Section 8.3, to the Borrower that the Commitments have been terminated.

“Competitive Bid Loan” means a loan made by a Lender to the Borrower based on the Competitive Bid Rate as part of a Competitive Bid Loan Borrowing resulting from the procedure described in Section 2.3.

“Competitive Bid Loan Acceptance” means an acceptance by the Borrower of a Competitive Bid Loan Offer pursuant to clause (e) of Section 2.3, substantially in the form of Exhibit C-3 attached hereto.

“Competitive Bid Loan Borrowing” means Competitive Bid Loans made by each Lender whose offer to make such Competitive Bid Loans as part of such Borrowing has been accepted by the Borrower pursuant to clause (e) of Section 2.3.

“Competitive Bid Loan Borrowing Notice” means a notice by the Borrower specifying that a Competitive Bid Loan Borrowing has occurred, substantially in the form of Exhibit C-4 attached hereto.

“Competitive Bid Loan Borrowing Request” means a certificate requesting Competitive Bid Loans, duly executed by an Authorized Officer, substantially in the form of Exhibit B-2 attached hereto.

“Competitive Bid Loan Interest Payment Date” is defined in clause (a) of Section 2.3.

“Competitive Bid Loan Maturity Date” is defined in clause (a)(iii) of Section 2.3.

“Competitive Bid Loan Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from Loans outstanding from such Lender that were made as Competitive Bid Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Competitive Bid Loan Offer” means an offer by a Lender to make a Competitive Bid Loan pursuant to clause (c) of Section 2.3, substantially in the form of Exhibit C-2 attached hereto.

“Competitive Bid Outstanding Balance” means, at any time, the then aggregate outstanding principal amount of all Competitive Bid Loans.

“Competitive Bid Rate” means (a) the LIBO Rate (plus the LIBO Rate Bid Margin) or (b) the Fixed Rate offered by a Lender in a Competitive Bid Loan Offer in respect of a Competitive Bid Rate Loan proposed pursuant to Section 2.3.

“Consolidated Net Tangible Assets” means all assets of the Borrower and its Subsidiaries appearing on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP minus goodwill and other intangible assets other than prepaid allowances.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.  The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum amount, if larger) of the debt, obligation or other liability guaranteed thereby.

“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit F hereto.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Currency” and “Currencies” means Dollars, Deutschemarks, Yen, Sterling and Euro.

“Default” means any Event of Default or condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Deutschemark” and “DM” mean the lawful currency of the Federal Republic of Germany.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

“Documentation Agent” means Bank of America, N.A. in its capacity as documentation agent hereunder.

“Dollars” and the sign “$” each mean the lawful currency of the United States of America.

“Dollar Equivalent” of any amount of any Alternate Currency or Non-Major Alternate Currency on any date means the equivalent amount in Dollars, converted at the rate of exchange quoted by Wachovia, N.A. at its New York office to prime banks in New York for the spot purchase in the New York foreign exchange market of the relevant Alternate Currency or, to the extent spot quotations are available, the Non-Major Alternate Currency, in each case at approximately 11:00 a.m. (New York time) on such date in accordance with its normal practice.

“Domestic Office” means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

“EBIT” means, for any period, the sum of the amounts for such period of (a) Net Income (excluding any one-time non-recurring charges), (b) Interest Expense and (c) charges for federal, state, local and foreign income taxes, all determined in accordance with GAAP.

“Euro” means the euro referred to in Council Regulation (EC) no. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participates in the third stage of Economic and Monetary Union.

“Effective Date” shall mean the first date on which this Agreement shall have been fully signed in accordance with Section 10.8 and each of the conditions precedent set forth in Section 5.1 have been satisfied.

“Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders issued to the Borrower or any Subsidiary) relating to public health and safety and protection of the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“Event of Default” is defined in Section 8.1.

“Existing Credit Agreement” means that certain Amended and Restated Revolving Credit Agreement dated as of December 13, 1996 among the Borrower, certain financial institutions as lenders and Toronto Dominion (Texas), Inc., as administrative agent (such administrative agent having been replaced by First Union National Bank), as amended.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the rate of interest most recently offered to the Agent in the interbank market as the overnight federal funds rate.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on November 30; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2000 Fiscal Year”) refer to the Fiscal Year ending on the November 30 occurring during such calendar year.

“Fixed Rate” means, for any period with respect to Competitive Bid Loans, an absolute interest rate proposed by a Lender in a Competitive Bid Loan Offer.

“Foreign Currency Equivalent” of any amount of Dollars in any Alternate Currency or Non-Major Alternate Currency on any date means the equivalent amount in the relevant currency converted at the rate of exchange quoted under the heading “Exchange Rates — Currency per U.S. $” in The Wall Street Journal for the immediately preceding Business Day for such Alternate Currency or Non-Major Alternate Currency.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” is defined in Section 1.4.

“Granting Lender” is defined in Section 10.1.1.

“Hazardous Material” means

(a)                                  any “hazardous substance”, as defined by CERCLA;

(b)                                 any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended;

(c)                                  any petroleum product; or

(d)                                 any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders issued to the Borrower or any Subsidiary) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

“herein,” “hereof,” “hereto,” “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

(a)                                  which is of a “going concern” or similar nature;

(b)                                 which relates to the limited scope of examination of matters relevant to such financial statement; or

(c)                                  which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

“including” means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Indebtedness” of any Person means, without duplication, any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money which would be regarded as indebtedness in accordance with GAAP, including all Contingent Liabilities of such Person in respect of any such obligations.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner; provided, however, that the Indebtedness of any Person shall not include any obligation of a partnership in which such Person is a general partner to the extent that such obligation (including any Contingent Liability) is limited by its terms.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Interest Expense” means, for any period, all as determined in accordance with GAAP, total interest expense, whether paid or accrued (without duplication) (including the interest component of Capitalized Lease Obligations), of the Borrower and its Subsidiaries on a consolidated basis, including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, but excluding, however, amortization of discount, interest paid in property other than cash or any other interest expense not payable in cash.

“Interest Period” means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loans are made or continued as, or converted into, LIBO Rate Loans pursuant to Section 2.1 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

(a)                                  the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

(b)                                 Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

(c)                                  if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

(d)                                 no Interest Period may end later than the Maturity Date.

“Lead Arrangers” means, collectively, Banc of America Securities LLC and SunTrust Equitable Securities Corporation.

“Lender Assignment Agreement” means a Lender Assignment Agreement substantially in the form of Exhibit D hereto.

“Lenders” has the meaning specified in the preamble.

“LIBO Alternate Rate” is defined in Section 3.3.1.

“LIBO Rate” is defined in Section 3.3.1.

“LIBO Rate Bid Margin” means, in respect of Competitive Bid Loans, the margin above (or below) the applicable LIBO Rate offered for each such Competitive Bid Loan, expressed as a percentage (rounded to the nearest 1/10, 000th of 1%) to be added to, or subtracted from, such rate.

“LIBO Rate Loan” means a Revolving Loan or a Competitive Bid Rate Loan, as the case may be, bearing interest, at all times during an Interest Period applicable to such Revolving Loan or Competitive Bid Rate Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

“LIBO Rate (Reserve Adjusted)” is defined in Section 3.3.1.

“LIBOR Office” means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

“LIBOR Reserve Percentage” is defined in Section 3.3.1.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Loans” means the Competitive Bid Loans and the Revolving Loans made on a Business Day by each Lender to the Borrower pursuant to such Lender’s Commitment during the period commencing on the Effective Date until (but not including) the Maturity Date.  The aggregate principal amount at any time outstanding of all Loans made by the Lenders shall not exceed the Commitment Amount.

“Loan Document” means this Agreement, the Notes, the Transaction Fee Letter and each other document and agreement delivered to the Agent in connection herewith or therewith.

“Material Adverse Effect” means any event which will, or is reasonably likely to, have a material adverse effect on (i) the financial condition, assets, liabilities, operations or business of the Borrower and its Subsidiaries taken as a whole or (ii) the Borrower’s ability to perform and comply with its monetary obligations under this Agreement, the Notes and each other Loan Document.

“Maturity Date” means the earlier to occur of

(a)                                  June 18, 2002, as such date may be extended from time to time in accordance with the terms hereof;

(b)                                 the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

(c)                                  immediately and without further notice upon the occurrence of any Commitment Termination Event.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Income” means, for any period, with respect to the Borrower and its Subsidiaries, income from continuing operations of the Borrower and its Subsidiaries during such period, determined in accordance with GAAP.

“Non-Major Alternate Currencies” means all currencies other than the Alternate Currencies and Dollars.

“Note” means, as the context may require, a Competitive Bid Loan Note or a Revolving Loan Note.

“Obligations” means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and each other Loan Document.

“Organic Document” means, (a) relative to the Borrower, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock and (b) relative to any Subsidiary, its applicable corporate, partnership, joint venture or limited liability company organizational and governing documents and all arrangements applicable to any of its equity, ownership or membership interests.

“Other Credit Agreement” means that certain five year Revolving Credit Agreement dated as of the date hereof among the Borrower, the lenders named therein and Wachovia, N.A., as administrative agent, as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect.

“Other Loans” means, collectively, all “Loans” under and as defined in the Other Credit Agreement.

“Participant” is defined in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Percentage” means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, firm, business association, trust, unincorporated organization, bank, joint venture, government, governmental authority or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any Pension Plan or Welfare Plan.

“Principal Subsidiary” means a Subsidiary (i) whose total assets or net sales (each such amount expressed on a consolidated basis in the case of a Subsidiary which itself has Subsidiaries) represent, respectively, not less than 15% of either the consolidated total assets or consolidated net sales of the Borrower and its Subsidiaries, all as calculated annually by reference to the immediately preceding Fiscal Year-end financial data (consolidated or unconsolidated, as the case may be) of such Subsidiary and the then latest Fiscal Year-end audited consolidated financial statements of the Borrower, or (ii) to which is transferred all or substantially all of the assets or undertakings of a Principal Subsidiary.  A certificate by an Authorized Officer of the Borrower as to whether a Subsidiary is or is not or was or was not a Principal Subsidiary at a specified date shall, in the absence of manifest error, be conclusive and binding.

“Quarterly Payment Date” means the last day of each calendar quarter or, if any such day is not a Business Day, the next succeeding Business Day.

“Reference Lenders” means Bank of America, N.A. and SunTrust Bank.

“Related Person” means, with respect to any Person, the outstanding capital stock of which is at least 25%, but not more than 50% beneficially owned by the Borrower or its Subsidiaries.

“Release” means a “release,” as such term is defined in CERCLA.

“Required Lenders” means, at any time,

(a)                                  except as otherwise provided in clause (c) hereof, with respect to any provision of this Agreement other than the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to Section 8.3, Lenders having greater than 50% of the Commitment Amount,

(b) except as otherwise provided in clause (c) hereof, with respect to the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other obligations to be due and payable pursuant to Section 8.3, Lenders holding Loans representing greater than 50% of the aggregate principal amount of the Loans outstanding, or

(c)                                  with respect to any waiver of a Default or any amendment or modification of any provision of this Agreement or any other Loan Document which would have the effect of waiving a Default, Lenders having greater than (i) 50% of the Commitment Amount or (ii) if the Commitments have been terminated, 50% of the aggregate principal amount of the Loans outstanding.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C.  Section 690, et seq., as in effect from time to time.

“Revolving Commitment Amount” means, on any date, relative to any Lender, the amount equal to such Lender’s Percentage multiplied by the Commitment Amount.

“Revolving Loan” means a Loan made by a Lender to the Borrower pursuant to Section 2.1.

“Revolving Loan Borrowing” means Revolving Loans of the same type made by all Lenders on the same Business Day in accordance with Section 2.1.

“Revolving Loan Borrowing Request” means a certificate requesting Revolving Loans, duly executed by an Authorized Officer, substantially in the form of Exhibit B-1 attached hereto.

“Revolving Loan Commitment” means a Lender’s obligation to make Revolving Loans pursuant to Section 2.1.

“Revolving Loan Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from Revolving Loans outstanding from such Lender, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Sale-Leaseback Transaction” means any arrangement, directly or indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property if, as part of the same transaction or series of transactions, the seller or transferor shall then or thereafter lease as lessee, or similarly acquire the right to possession or use of, such sold or transferred property, or property which it intends to use substantially to the same extent or for the same purpose as such sold or transferred property, in any such case under any lease, agreement or other arrangement, whether or not involving a Capitalized Lease, with the Person to whom such property was sold or transferred (other than any such lease, agreement or arrangement having a term, including renewals, not exceeding three years) which obligates the seller or transferor to pay rent as lessee or make any other payment to such Person for such possession or use.

“Senior Debt Rating” means the Borrower’s senior, unsecured non-credit-enhanced long term debt rating, as determined by S&P and Moody’s.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and any successor thereto.

“SPC” is defined in Section 10.1.1.

“Sterling” and “f” mean the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other business entity of which more than 50% of the outstanding capital stock or other interests having ordinary voting power to elect a majority of the board of directors or other governing body of such entity (irrespective of whether at the time securities or interests of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time, directly or indirectly, beneficially owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.  Unless otherwise indicated, when used in this Agreement, the term “Subsidiary” shall refer to a Subsidiary of the Borrower.

“Syndication Agent” means SunTrust Bank in its capacity as syndication agent hereunder.

“Taxes” is defined in Section 4.6.

“Telerate Page 3750” means the display designated as “Page 3750” on the Telerate Service (or such other page as may replace Page 3750 on the service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association interest settlement rates for Deutschemark, U.S. Dollar, Sterling or Yen deposits)

“Transaction Fee Letter” means the confidential letter agreement, dated May __, 2001, by and between the Agents, the Lead Arrangers and the Borrower.

“type” means, relative to any Revolving Loan, the portion thereof being maintained as a Base Rate Loan or a LIBO Rate Loan.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Utilization Fee Rate” means, at any time, the percentage rate per annum at which utilization fees are accruing pursuant to Section 3.4.2 at such time as set forth within such Section.

“Welfare Plan” means a “welfare plan,” as such term is defined in Section 3(l) of ERISA.

“Yen” and “¥” means the lawful currency of Japan.

SECTION 1.2.  Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Loan Document, Borrowing Request, Continuation/Conversion Notice, notice, request and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3.  Cross-References.  Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4.  Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Sections 7.2.2 and 7.2.4) shall be made in accordance with generally accepted accounting principles (“GAAP”) as in effect on the Effective Date of this Agreement, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP as in effect on the date of, or for the period covered by, such financial statements, and applied in the preparation of the financial statements referred to in Section 6.5.

ARTICLE II

MAKING THE LOANS

SECTION 2.1.  Revolving Loan Commitments and Borrowing Procedure.

(a)                                  Commitments.  Subject to the terms and conditions of this Agreement (including Article V), each Lender severally and for itself alone agrees that it will make Revolving Loans pursuant to its Revolving Loan Commitment described in this Section 2.1.  From time to time, on any Business Day occurring prior to the Maturity Date, each Lender will make Revolving Loans to the Borrower equal to such Lender’s Percentage of the aggregate amount of the Revolving Loan Borrowing requested by the Borrower to be made by all Lenders on such day.  No Lender shall be required to make any Revolving Loan if, after giving effect thereto,

(i)                                     the aggregate outstanding principal amount of all Loans (determined in the case of Loans denominated in a currency other than Dollars on the basis of the Dollar Equivalent thereof) of all Lenders would exceed the Commitment Amount, or

(ii)                                  the sum of the

(A)                              then aggregate outstanding principal amount of all Revolving Loans (determined in the case of Loans denominated in a currency other than Dollars on the basis of the Dollar Equivalent thereof) of such Lender plus

(B)                                an amount equal to (1) such Lender’s Percentage multiplied by (2) the then Competitive Bid Outstanding Balance (determined in the case of Loans denominated in a currency other than Dollars on the basis of the Dollar Equivalent thereof) would exceed such Lender’s Revolving Commitment Amount.

Subject to the terms hereof, the Borrower may from time to time borrow, repay and reborrow Revolving Loans under this Agreement.  The Commitment Amount shall be deemed to be used from time to time to the extent of the Competitive Bid Outstanding Balance, and such deemed use of the Commitment Amount shall be allocated to the Lenders’ Revolving Commitment Amounts according to their respective Percentages.

(b)                                 Borrowing Procedure.  By delivering a Revolving Loan Borrowing Request to the Agent on a Business Day on or before 10:00 a.m. (New York City time), the Borrower may from time to time irrevocably request a Loan to be made (a) (i) in respect of any Borrowing comprised of Revolving Loans denominated in Dollars bearing interest at the LIBO Rate, on not less than three nor more than five Business Days’ notice, and in respect of any Borrowing comprised of (ii) Revolving Loans denominated in an Alternate Currency bearing interest at the LIBO Rate, on not less than five nor more than ten Business Days, notice and (b) in respect of any Borrowing comprised of Revolving Loans denominated in Dollars bearing interest at the Alternate Base Rate, on not less than one Business Day’s notice.  Each Revolving Loan Borrowing Request must be in an aggregate minimum amount of $10,000,000 and in integral multiples of $1,000,000, or the Foreign Currency Equivalent thereof in the case of Revolving Loans made in an Alternate Currency.  Subject to the terms and conditions of this Agreement, each Revolving Loan Borrowing shall be made on the Business Day specified in the Revolving Loan Borrowing Request therefor.  On such Business Day, each Lender shall deposit in an account maintained with the Agent same day funds, on or before 11:00 a.m. (New York City time) (or, in the case of Loans denominated in a currency other than Dollars, on or before a mutually agreed upon time), in an amount equal to such Lender’s Percentage of the requested Revolving Loan Borrowing in the relevant currency, such deposit to be made to such account as the Agent shall specify from time to time by notice to the Lenders.  No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.

SECTION 2.2.  Reduction of the Commitment Amount.  The Commitment Amount is subject to reduction from time to time pursuant to this Section.  The Borrower may, from time to time on any Business Day voluntarily reduce the Commitment Amount; provided, however, that all such reductions under this Section shall be subject to Section 3.2(b), require at least three Business Days’ prior notice to the Agent, be permanent, be applied to the Lenders’ Revolving Commitment Amounts pro rata in accordance with their respective Percentages, and any partial reduction of the Commitment Amount shall be in a minimum amount of $10,000,000 and in an integral multiple of $5,000,000.

SECTION 2.3.  Competitive Bid Loans.  Subject to the terms and conditions of this Agreement (including Article V), each Lender severally agrees that the Borrower may request that Competitive Bid Loan Borrowings under this Section 2.3 be made from time to time on any Business Day prior to the date occurring one month prior to the Maturity Date in the manner set forth below; provided, however, that following the making of each Competitive Bid Loan Borrowing, the aggregate amount of all Loans then outstanding (which, in the case of Loans denominated in a currency other than Dollars, shall be the Dollar Equivalent thereof) shall not exceed the Commitment Amount (and, subject to Section 4.4, the Borrower hereby agrees to make a mandatory prepayment of Revolving Loans to the extent necessary to reduce the outstanding principal amount of all Loans (after giving effect to such Competitive Bid Loan Borrowing) to an amount not in excess of the Commitment Amount).

(a)                                  Competitive Bid Loan Borrowing Request.  The Borrower may request Competitive Bid Loan Borrowings under this Section 2.3 by delivering to the Agent not later than 10:00 a.m. (New York City time) at least five Business Days, prior to the date of the proposed Competitive Bid Loan Borrowing, a Competitive Bid Loan Borrowing Request (which shall constitute an invitation to the Lenders to extend Competitive Bid Loan quotes to the Borrower, and which may contain requests for up to three different Competitive Bid Loans), specifying

(i)                                     the amount and Currency or Non-Major Alternate Currency of the Competitive Bid Loan,

(ii)                                  the proposed date (which shall be a Business Day) and aggregate principal amount or amounts of each Competitive Bid Loan to be made as part of such proposed Competitive Bid Loan Borrowing (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 or the Foreign Currency Equivalent thereof) (and, subject to the first sentence of this Section, which principal amount may exceed the Commitment Amount then available to be borrowed),

(iii)                               the proposed maturity date or dates (each a “Competitive Bid Loan Maturity Date”) for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Loan Borrowing (which maturity date or dates may not be earlier than the date occurring seven days after the date of such Competitive Bid Loan Borrowing or later than the earlier of the date occurring (A) one hundred eighty-three days after the date of such Competitive Bid Loan Borrowing or (B) the Maturity Date), and

(iv)                              the interest payment date or dates (which interest payment dates shall be the Competitive Bid Loan Maturity Date applicable thereto and, if such Competitive Bid Loan Maturity Date occurs more than three months after the date of such Competitive Bid Loan Borrowing, the date occurring on each Quarterly Payment Date after the date of such Competitive Bid Loan Borrowing; each such interest payment date, a “Competitive Bid Loan Interest Payment Date”) relating thereto.

The Borrower shall not request any Competitive Bid Loan Borrowing within three Business Days’ after any other Competitive Bid Loan Request.

(b)                                 Invitation for Bid Loan Quotes.  Promptly upon receipt of a Competitive Bid Loan Borrowing Request but in no event later than 4:00 p.m. (New York City time) on the date of such receipt, the Agent shall send to the Lenders by telecopy an “Invitation for Bid Loan Quotes” substantially in the form of Exhibit C-1 attached hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Loan quotes offering to make the Competitive Bid Loans to which such Competitive Bid Loan Borrowing Request relates in accordance with this Section.

(c)                                  Submission and Contents of Bid Loan Quotes.

(i)                                     If any Lender, in its sole discretion, elects to offer to make a Competitive Bid Loan to the Borrower as part of such proposed Competitive Bid Loan Borrowing at a rate of interest specified by such Lender in its sole discretion, it shall deliver to the Agent not later than 11:00 a.m. (New York City time) on the fourth Business Day prior to the proposed date of Borrowing, and in the case of a Competitive Bid Loan Borrowing in an Alternate Currency or Non-Major Alternate Currency, no later than 11:00 a.m. (New York City time) on the fifth Business Day prior to the proposed date of Borrowing, a Competitive Bid Loan Offer, which must comply with the requirements of this clause, substantially in the form of Exhibit C-2 hereto; provided, that Competitive Bid Loan quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than 10:00 a.m. (New York City time) on the fourth Business Day prior to the proposed date of borrowing.  Such Competitive Bid Loan Offer shall specify

(A)                              the Currency or Non-Major Alternate Currency of the Competitive Bid Loans,

(B)                                the proposed date of Borrowing, which shall be the same as that set forth in the applicable Invitation for Bid Loan Quotes,

(C)                                the principal amount of the Competitive Bid Loan which such Lender would be willing to make as part of such proposed Competitive Bid Loan Borrowing (which amount shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, or the Foreign Currency Equivalent thereof, and may, subject to the proviso to the first sentence of this Section 2.3, exceed such Lender’s Revolving Commitment Amount),

(D)                               the Fixed Rate or the LIBO Rate Bid Margin therefor.  A Competitive Bid Loan Offer submitted by a Lender pursuant to this clause (c) shall be irrevocable, except with the written consent of the Agent given on the instructions of the Borrower, and

(E)                                 the identity of the quoting Lender.

(ii)                                  Any Competitive Bid Loan quote that:

(A)                              is not substantially in the form of Exhibit C-2 hereto or does not specify all of the information required in clause (c) of this Section;

(B)                                contains qualifying, conditional or similar language;

(C)                                contains proposed terms other than or in addition to those set forth in the applicable Invitation for Bid Loan Quotes; or

(D)                               arrives after the time set forth in clause (c) of this Section shall be disregarded by the Agent.

(d)                                 Notice to Borrower.  The Agent shall (by telephone confirmed by telecopy), by 4:00 p.m. (New York City time) on the fourth Business Day prior to the proposed date of Borrowing, notify the Borrower of the terms of any Competitive Bid Loan quote submitted by a Lender that is in accordance with clause (c) of this Section.  The Agent’s notice to the Borrower shall specify (A) the Currency or Non-Major Alternate Currency of the Competitive Bid Loan, (B) the aggregate principal amount of Competitive Bid Loans for which offers have been received specified in the related Competitive Bid Loan Borrowing Request, (c) the principal amounts and LIBO Rate Bid Margins or Fixed Rates so offered, and (D) the identity of such quoting Lenders.

(e)                                  Competitive Bid Loan Acceptance.  The Borrower shall, in turn, by telephone confirmed by telecopy before 11:00 a.m. (New York City time) on the third Business Day prior to the proposed date of such proposed Competitive Bid Loan Borrowing, either

(i)                                     irrevocably cancel the Competitive Bid Loan Borrowing Request that requested such Competitive Bid Loan Borrowing by giving the Agent (which shall promptly notify each Lender) telephonic notice (promptly confirmed in writing) to that effect (and, for purposes of this Section, a failure on the part of the Borrower to timely notify the Agent under the terms of this clause shall be deemed to be non-acceptance of all offers so notified to it pursuant to clause (d), above), or

(ii)                                  irrevocably accept one or more of the offers made by any Lender or Lenders pursuant to clause (d) above, in its sole discretion, by giving the Agent telephonic notice (and the Agent shall, promptly upon receiving such telephonic notice from the Borrower, notify each Lender whose Competitive Bid Loan quote has been accepted) (promptly confirmed in writing by delivery to the Agent of a Competitive Bid Loan Borrowing Notice) of

(A)                              the Currency or Non-Major Alternate Currency of the Competitive Bid Loan Borrowing to be made,

(B)                                the amount of the Competitive Bid Loan Borrowing to be made on such date, and

(C)                                the amount of the Competitive Bid Loan (which amount shall not be greater than the amount offered by such Lender for such Competitive Bid Loan pursuant to clause (d) above) to be made by such Lender as part of such Competitive Bid Loan Borrowing, and reject any remaining offers made by Lenders pursuant to clause (d) above by giving the Agent (which shall promptly give to the Lenders) notice to that effect;

provided, however, that

(D)                               the Borrower shall not accept an offer made at a particular Competitive Bid Rate if the Borrower has decided to reject an offer made in respect of the same Competitive Bid Loan with the same Competitive Bid Loan Maturity Date at a lower Competitive Bid Rate of the type requested by the Borrower,

(E)                                 the aggregate principal amount of the Competitive Bid Loan Offers accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Loan Borrowing Request,

(F)                                 if the Borrower shall accept an offer or offers made at a particular Competitive Bid Rate but the amount of such offer or offers shall cause the total amount of offers to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Loan Borrowing Request, then the Borrower shall (notwithstanding the minimum offer acceptance amount required by clause (G) below)

(1)                                  accept a portion of such offer or offers in an aggregate amount equal to the amount specified in the Competitive Bid Loan Borrowing Request less the amount of all other offers accepted with respect to such Competitive Bid Loan Borrowing Request, and

(2)                                  allocate the Competitive Bid Loans in respect of which such offers are accepted among the Lenders submitting such offers as nearly as possible in proportion to the aggregate amount of such offers made by each Lender (provided that if the available principal amount of Competitive Bid Loans to be so allocated is not sufficient to enable Competitive Bid Loans to be so allocated to each such Lender in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000, or the Foreign Currency Equivalent thereof, the Borrower shall select the Lenders to be allocated such Competitive Bid Loans in a minimum principal amount of $1,000,000 and round allocations up to the next higher multiple of $1,000,000 (or the Foreign Currency Equivalent thereof) if necessary; provided, further, however, that no Lender shall be required to make a Competitive Bid Loan if, as a result of such allocation, the principal amount of such Lender’s Competitive

Bid Loan would be less than $5,000,000 (or the Foreign Currency Equivalent thereof), unless otherwise agreed to by such Lender),

(G)                                no bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 (except as provided in clause (F) above) and an integral multiple of $1,000,000 and is part of a Competitive Bid Loan Borrowing in a minimum principal amount of $5,000,000 (or, in each case, the Foreign Currency Equivalent thereof), and

(H)                               the Borrower may not accept any offer that is described in clause (c)(ii) of this Section, or that otherwise fails to comply with the requirements of this Agreement.

A notice given by the Borrower pursuant to this clause (e)(ii) shall be irrevocable.

(f)                                    Funding of Competitive Bid Loans.  Not later than 11:00 a.m. (New York City time) on the date specified for each Competitive Bid Loan hereunder, each Lender participating therein shall make available the amount of the Competitive Bid Loan to be made by it on such date to Agent in immediately available funds, for the account of the Borrower, such deposit to be made to an account maintained by the Agent, as the Agent shall specify from time to time by notice to the Lenders.  The amount so received by the Agent shall be made available to the Borrower not later than 2:00 p.m. (New York City time) on the date of the requested Borrowing by depositing the same in immediately available funds in an account of the Borrower’s notified to the Agent in writing.  Promptly after each Competitive Bid Loan Borrowing, but no later than the immediately succeeding Business Day, the Borrower will deliver to each Lender a Competitive Bid Loan Borrowing Notice, specifying the amount of the Competitive Bid Loan Borrowing, the amounts and Currencies or Non-Major Alternate Currencies of the Competitive Bid Loans which comprise such Borrowing, the applicable Competitive Bid Rates accepted, the consequent Competitive Bid Outstanding Balance, the date on which such Competitive Bid Loan Borrowing was made and the corresponding Competitive Bid Loan Maturity Date applicable to all Competitive Bid Loans that are part of such Competitive Bid Loan Borrowing.

SECTION 2.4.  Continuation and Conversion Elections.  By delivering a Continuation/Conversion Notice to the Agent on or before 11:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days’ notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 or the Foreign Currency Equivalent thereof, of the Revolving Loans be, (a) in the case of Base Rate Loans, converted into LIBO Rate Loans, (b) in the case of LIBO Rate Loans denominated in Dollars, be converted into Base Rate Loans or continued as LIBO Rate Loans, or (c) in the case of LIBO Rate Loans denominated in an Alternate Currency, continued as LIBO Rate Loans in the same Currency.

In the absence of delivery of a Continuation/Conversion Notice with respect to LIBO Rate Loans (which are Revolving Loans) at least three Business Days’ before the last day of the then current Interest Period with respect thereto,

(a)                                  LIBO Rate Loans denominated in Dollars shall be converted automatically on such last day to Base Rate Loans, and

(b)                                 LIBO Rate Loans denominated in an Alternate Currency shall be continued as Loans in the relevant Alternate Currency at a rate per annum equal to the LIBO Alternate Rate for such relevant Currency plus the applicable margin for the shortest available interest period selected by the Agent in its sole discretion (but not later than the Maturity Date).

Each such conversion and continuation shall be prorated among the applicable outstanding Loans of all Lenders, and no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.  The Agent shall promptly notify each Lender of the applicable interest period and interest rate.

SECTION 2.5.  Funding.  Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make, continue or convert such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.  In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing deposits in the relevant currency in the relevant interbank eurodollar market.

SECTION 2.6.  Notes.  Each Lender’s Loans shall be evidenced by a Note payable to the order of such Lender in a principal amount equal to:

(a)                                  in the case of Revolving Loans, such Lender’s original Revolving Commitment Amount, and

(b)                                 in the case of Competitive Bid Loans, $125,000,000.

The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and Interest Period (in the case of Revolving Loans), or Competitive Bid Loan Maturity Dates and Competitive Bid Loan Interest Payment Dates (in the case of Competitive Bid Loans) applicable to the Loans evidenced thereby.  Such notations shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any obligations of the Borrower.

SECTION 2.7.  Multicurrency Loans.

SECTION 2.7.1.  Notification of Request.  If any Revolving Loan Borrowing Request requests a Borrowing in an Alternate Currency, the Agent shall in the notice given to the Lenders pursuant to Section 2.1 give details of such request including, without limitation, the aggregate principal amount of the Revolving Loan Borrowing in such Alternate Currency to be made by each Lender pursuant to this Agreement.

SECTION 2.7.2.  Availability.  Each Lender shall be treated as having confirmed that the Alternate Currency requested is Available to it unless no later than 10:00 a.m. (New York City time) on the third Business Day before the Revolving Loan Borrowing it shall have notified the Agent that such Alternate Currency is not Available.

SECTION 2.7.3.  Notification of Availability.  No later than 2:00 p.m. (New York City time) on the third Business Day before the proposed Borrowing the Agent shall notify the Borrower and the Lenders if it has received notification from any of the Lenders that the Alternate Currency is not Available.

SECTION 2.7.4.  Consequences of Availability.  If the Agent does not notify the Borrower and the Lenders that the Agent has received notification from any of the Lenders that the Alternate Currency requested is not Available, the Lenders shall, on the proposed date of the Revolving Loan Borrowing specified in the Revolving Loan Borrowing Request become obligated, subject to this Section 2.7, to make the LIBO Rate Loan in accordance with the provisions of this Agreement.

SECTION 2.7.5.  Unexpected Non-Availability.  If, at any time before 10:00 a.m. (New York City time) on the proposed Revolving Loan Borrowing date, any Lender shall have determined that the Alternate Currency in which it is obliged to make a LIBO Rate Loan or a Competitive Bid Loan is no longer Available to it by reason that, under the then current legislation or regulations of the country of incorporation of such Lender or the country of such Alternate Currency (or the then policy of the central bank of such country) or the Bank of England or the F.R.S.  Board, such Alternate Currency is not or will not be permitted to be used for the purposes of this Agreement, then such Lender shall give notice to the Agent (and shall include in such notice a statement of which other Alternate Currencies are not Available to such Lender), and the Agent shall give notice to the Borrower, and the obligation of such Lender to make its share of such Borrowing in such Alternate Currency shall be replaced on the following basis:

(a)                                  The Borrower shall be entitled to notify the Agent (which shall promptly notify each affected Lender) not later than 10:00 a.m. (New York City time) on the third Business Day before the proposed Borrowing, that the Borrower elects either that the said obligation of the relevant Lender shall be:

(i)                                     replaced by an obligation to make a Loan in Dollars by that Lender having an aggregate principal amount equal to its share of such Borrowing in the Alternate Currency, rounded, if necessary, as the Agent shall decide, which such Lender would otherwise have been required to make; or

(ii)                                  replaced by an obligation to make a LIBO Rate Loan in an Alternate Currency by that Lender in an Alternate Currency (other than any Alternate Currency which such Lender shall have stated, as provided above, is not Available to it), such Alternate Currency having an aggregate principal amount which is, on the date on which such notification is actually received by the Agent, the equivalent amount of its share of such Borrowing, rounded, if necessary, as the Agent shall decide, which such Lender would otherwise have been requested to make.

(b)                                 For purposes of clauses (i) and (ii) of paragraph (a) of this Section, any rounding in the amount of Loans by the Agent shall not result in any Lender making Loans in an aggregate principal amount exceeding such Lender’s Commitment.

(c)                                  If the Borrower has not notified the Agent as provided in paragraph (a) above, the obligation of the Lender shall be replaced by such an obligation as is mentioned in clause 2.7.5(a)(i).

If such Lender shall be required under paragraph (a) or paragraph (b) of Section 2.7.5 to make the Loan mentioned therein, such Borrowing shall be made on the date of the proposed Borrowing, shall have the same Interest Period as the Alternate Currency Advance which it replaces and the applicable interest rate shall be calculated in accordance with Section 3.3.1 (as though such Borrowing were a separate Loan denominated in Dollars or, as the case may be, in the relevant Alternate Currency).

SECTION 2.7.6.  Consequences of Non-Availability.  If the Agent notifies the Borrower pursuant to Section 2.7.3 that any of the Lenders has notified the Agent that the Alternate Currency is not Available, such notification shall revoke the relevant Borrowing Request.

SECTION 2.8.  Extension of Maturity Date.

(a)                                  Not earlier than 60 days prior to, nor later than 30 days prior to, each anniversary of the Effective Date, the Borrower may, upon notice to the Agent (who shall promptly notify the Lenders), request a one year extension of the Maturity Date.  Within 15 days of delivery of such notice, each Lender shall notify the Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion).  Any Lender not responding within the above time period shall be deemed not to have consented to such extension.  The Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.  If any Lender declines, or is deemed to have declined, to consent to such extension, the Borrower may cause any such Lender to be removed or replaced as a Lender pursuant to Section 10.13.

(b)                                 The Maturity Date shall be extended only if Lenders holding at least 62.5% of the Commitment Amount (calculated immediately prior to giving effect to any removals and/or replacements of Lenders permitted herein) and all Lenders (after giving effect to any removals and/or replacements of Lenders permitted herein) (the “Consenting Lenders”) have consented thereto.  If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to a date 364 days from the existing Maturity

Date, effective as of the existing Maturity Date (the “Extension Effective Date”).  The Agent and the Borrower shall promptly confirm to the Lenders such extension and the Extension Effective Date.  As a condition precedent to such extension, the Borrower shall deliver to the Agent a certificate dated as of the Extension Effective Date (in sufficient copies for each Lender) signed by an Authorized Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, the representations and warranties contained in Article VI are true and correct on and as of the Extension Effective Date and no Default or Event of Default exists.  The Agent shall distribute a schedule (which shall be deemed incorporated into this Agreement) to reflect any changes in the Commitment Amount, Lenders and Percentages.  The Borrower shall prepay any Loans outstanding on the Extension Effective Date (and prepay any additional amounts required pursuant to Section 4.4) to the extent necessary to keep outstanding Loans ratable with the Percentages of all the Lenders.

(c)                                  This Section 2.8 shall supersede any provisions in Section 10.1 to the contrary.

ARTICLE III

REPAYMENT, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1.  Repayment.

(a)                                  The Borrower shall repay in full the unpaid principal amount of all Revolving Loans on the Maturity Date.

(b)                                 The Borrower shall repay in full the unpaid principal amount of all Competitive Bid Loans on the Competitive Bid Loan Maturity Date thereof.

(c)                                  The Borrower shall, immediately upon any acceleration of the Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay the aggregate unpaid principal amount of all Loans so accelerated.

SECTION 3.2.  Prepayments.

(a)                                  The Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loans; provided, however, that

(i)                                     any such prepayment shall be made pro rata among Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders,

(ii)                                  all such voluntary prepayments shall require at least three Business Days’ prior written notice to the Agent, and

(iii)                               all such voluntary partial prepayments shall be in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 or, if denominated in a Currency other than Dollars, the Foreign Currency Equivalent thereof, rounded to the nearest one million units of such Currency.

(b)                                 The Borrower shall, on each date when any reduction in the Commitment Amount shall become effective including pursuant to Section 2.2, make a mandatory prepayment of Loans equal to the excess, if any, of the aggregate outstanding principal amount of all Loans over the Commitment Amount as so reduced.

(c)                                  The Borrower shall, on each date when the making of any Competitive Bid Loans would cause the aggregate outstanding principal amount of all Loans (determined, in the case of Loans denominated in a currency other than Dollars, on the basis of the Dollar Equivalent thereof) to exceed the Commitment Amount, make a mandatory prepayment of, all Revolving Loans in a principal amount equal to such excess.

(d)                                 The Borrower shall have no right to prepay, in whole or in part, the outstanding principal amount of any Competitive Bid Loan, unless the Lender that has made such Competitive Bid Loan otherwise agrees in writing.

(e)                                  On the date of the making of any Loan and on the date of a Continuation/Conversion Notice with respect to any Loan or at any other time periodically, the Agent shall determine that the aggregate principal amount of all Loans outstanding (after converting all Loans denominated in Alternate Currencies or Non-Major Alternate Currencies to their Dollar Equivalent on the date of calculation) is greater than 105% of the Commitment Amount then in effect, the Borrower shall, upon three Business Days, written notice from the Agent, prepay an aggregate principal amount of such Loans denominated in Alternate Currencies or Non-Major Alternate Currencies, as the case may be, such that the Dollar Equivalent of the outstanding principal amount of such Loans, when added to the aggregate principal amount of all Loans outstanding denominated in Dollars, does not exceed the Commitment Amount.

(f)                                    Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.  No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

SECTION 3.3.  Interest Provisions.  Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.3.

SECTION 3.3.1.  Rates.  Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that the Loans accrue interest at a rate per annum:

(a)                                  on that portion maintained from time to time as Base Rate Loans, equal to the Alternate Base Rate from time to time in effect;

(b)                                 on that portion maintained as LIBO Rate Loans that are Revolving Loans, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) or the LIBO Alternate Rate, as the case may be, applicable to the relevant Currency for such Interest Period plus the margin set forth below opposite the Borrower’s Senior Debt Ratings in the following table:

If the Borrower’s Senior Debt Ratings are		The Applicable Margin is
S&P	Moody’s
A+ or above	A1 or above	15.50 b.p.
A	A2	23.00 b.p.
A-	A3	31.50 b.p.
BBB+	Baa1	39.50 b.p.
BBB	Baa2	50.00 b.p.
BBB- or below	Baa3 or below	70.00 b.p.

If, during any Interest Period, there is any change in such Senior Debt Ratings which would result in an adjustment in the Applicable Margin, such adjustment shall be effective as of the date on which such change occurs.  For purposes of determining the Applicable Margin, if Moody’s and S&P have split Senior Debt Ratings with a difference of only one rating tier, the higher Senior Debt Rating shall be determinative and the lower Senior Debt Rating shall be disregarded, and if Moody’s and S&P have split Senior Debt Ratings with a difference of more than one rating tier, the debt rating one rating tier below the higher Senior Debt Rating will be determinative and both Senior Debt Ratings will be disregarded; and

(c)                                  from (and including) the date any Competitive Bid Loan is made until the maturity thereof, interest shall accrue on the outstanding principal amount of such Competitive Bid Loan at a rate per annum equal to the Competitive Bid Rate specified by the Lender making such Competitive Bid Loan in its Competitive Bid Loan offer with respect thereto delivered pursuant to clause (d) of Section 2.3 above and accepted by the Borrower pursuant to clause (e) of Section 2.3;

provided, however, that if the interest rate elected by the Borrower exceeds the highest lawful rate, then the applicable interest rate per annum for any Loan shall be the highest lawful rate.

The “LIBO Alternate Rate” means, with respect to any Loan for which a Continuation/Conversion Notice has not been delivered in accordance with Section 2.4 that is denominated in any Alternate/Currency, relative to the interest period therefor selected by the Agent in its sole discretion,

(a)                                  in the case of Loans denominated in Sterling, the sum of

(i)                                     the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Sterling deposits in immediately available funds are offered to each Reference Lender’s LIBOR Office in the London interbank market as at or about 11:00 a.m. (London time) on the first day of such interest period for delivery on the first day of such interest period, and in an amount approximately equal to the relevant amount and for a period approximately equal to such interest period;

plus

(ii)                                  Associated Costs; and

(b)                                 in the case of Loans denominated in Alternate currencies other than Sterling, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which the relevant Currency deposits in immediately available funds are offered to each Reference Lender’s LIBOR Office in the London interbank market as at or about 11:00 a.m. (London time) two Business Days prior to the beginning of such interest period for delivery on the first day of such interest period, and in an amount approximately equal to the relevant amount and for a period approximately equal to such interest period.

If the relevant amount is all or part of a LIBO Rate Loan in an Alternate Currency which became due and payable on a day other than the last day of the Interest Period relating thereto, the first such interest period selected by the Agent shall be of a duration equal to the unexpired portion of the such Interest Period.  The LIBO Alternate Rate for any interest period for any Loan bearing interest at the LIBO Alternate Rate will be determined by the Agent on the basis of information in effect on, and the applicable rates furnished to and received by the Agent from the Reference Lenders, (x) in the case of Sterling, on the first day of such interest period, or (y) in the case of Alternate Currencies (other than Sterling), two Business Days before the first day of such interest period, subject, however, to the provisions of Section 3.3.4.  If for any such interest period selected by the Agent, adequate means do not exist for the Reference Lenders to determine the LIBO Alternate Rate for any Currency as set forth above, the LIBO Alternate Rate for such Currency shall be determined by reference to the cost to each of the Reference Lenders of obtaining deposits of such Currency from such sources as each such Reference Lender may reasonably select.  The Agent shall determine the LIBO Alternate Rate for each such interest period (which determination shall be conclusive in the absence of manifest error), and will promptly give notice to the Borrower and the Lenders thereof.

The “LIBO Rate (Reserve Adjusted)” means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan bearing interest at the LIBO Rate or the LIBO Alternate Rate, as the case may be, for any Interest Period,

(a)                                  which is denominated in Dollars, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

LIBO Rate	=	LIBO Rate
(Reserve Adjusted)		1.00 - LIBOR Reserve Percentage

(b)                                 which is denominated in Sterling, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

LIBO Rate	=	LIBO	+	Associated Costs
(Reserve Adjusted)		Rate

(c)                                  which is denominated in any other Alternate Currency, the relevant LIBO Rate or LIBO Alternate Rate, as the case may be, plus any applicable reserve or other funding costs incurred by the Lenders in making such Loan.

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from the Reference Lenders, two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 3.3.4.

“LIBO Rate” means, relative to any Interest Period,

(a)  with respect to LIBO Rate Loans denominated in Dollars, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender’s LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of each such Reference Lender’s LIBO Rate Loan and for a period approximately equal to such Interest Period;

(b)  with respect to LIBO Rate Loans denominated in any Alternate Currency, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/10,000 of 1%) for the relevant Alternate Currency for a period equal to such Interest Period which appears

(i)                                     with respect to Sterling, on Telerate, Page 3750;

(ii)                                  with respect to Euros, on Telerate Page 3750;

(iii)                               with respect to Deutschemarks, on Telerate Page 3750; and

(iv)                              with respect to Yen, on Telerate Page 3750;

as of 11:00 a.m. (London time) (x) in the case of Sterling, on the first day of such Interest Period, or (y) in the case of Alternate Currencies (other than Sterling), two Business Days before the first day of such Interest Period, or, if fewer than two such offered rates appear on the relevant Telerate Page, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/10,000 of 1%) of the rates per annum at which deposits in the relevant Alternate Currency in immediately available funds are offered to each Reference Lender’s LIBOR Office in the London interbank market as at or about 11:00 a.m. (London time) (x) in the case of Sterling, on the first day of such Interest Period, or (y) in the case of Alternate Currencies (other than Sterling), two Business Days before the first day of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Loans requested and for a period approximately equal to such Interest Period.

“LIBOR Reserve Percentages” means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including “Eurocurrency Liabilities”, as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

SECTION 3.3.2.  Post-Maturity Rates.  After the date any principal amount of any Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 2% for Loans denominated in Dollars and, with respect to Loans denominated in an Alternate Currency, at a rate per annum equal to the LIBO Rate or LIBO Alternate Rate, as the case may be, in such Alternate Currency plus a margin of 2%.

SECTION 3.3.3.  Payment Dates.  Interest accrued on each Loan shall be payable, without duplication:

(a)                                  on the Maturity Date;

(b)                                 on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

(c)                                  on each Competitive Bid Loan Maturity Date and, with respect to Competitive Bid Loans with a Competitive Bid Loan Maturity Date in excess of three months, on each three (and integral of three) month anniversary of the making of such Loan;

(d)                                 with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on each three (and integral multiple of three) month anniversary of the making of such Loan);

(e)                                  with respect to Base Rate Loans, on each Quarterly Payment Date;

(f)                                    with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (e), on the date of such conversion; and

(g)                                 on that portion of any Loans the Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.3.4.  Interest Rate Determination.  Each Reference Lender agrees to furnish to the Agent timely information for the purpose of determining the LIBO Rate and the LIBO Alternate Rate.  If any one or more of the Reference Lenders shall fail timely to furnish such information to the Agent, the Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Lenders.  The Agent shall provide each Lender with the LIBO Rate applicable to each LIBO Rate Loan within two Business Days prior to the making of such LIBO Rate Loan.

SECTION 3.4.  Fees.  The Borrower agrees to pay the fees set forth in this Section 3.4.  All such fees shall be nonrefundable.

SECTION 3.4.1.  Facility Fee.  The Borrower agrees to pay to the Agent for the pro rata account of each Lender, in accordance with such Lender’s Percentage, an annual facility fee equal to the Commitment Amount multiplied by the fee set forth below opposite the Borrower’s Senior Debt Ratings during the quarter for which the fee is calculated (any change in such Senior Debt Ratings to result in an adjustment in the applicable facility fee, such adjustment to be effective as of the date on which such change occurs):

If the Borrower’s Senior Debt Ratings Are		The Facility Fee Is
S&P	Moody’s
A+ or above	A1 or above	6.00 b.p.
A	A2	7.00 b.p.
A-	A3	8.50 b.p.
BBB+	Baa1	10.50 b.p.
BBB	Baa2	12.50 b.p.
BBB- or below	Baa3 or below	17.50 b.p.

provided that, for purposes of determining the facility fee, if Moody’s and S&P have split Senior Debt Ratings with a difference of only one rating tier, the higher Senior Debt Rating shall be determinative and the lower Senior Debt Rating shall be disregarded, and provided, further, if Moody’s and S&P have split Senior Debt Ratings with a difference of more than one rating tier, the debt rating one rating tier below the higher Senior Debt Rating will be determinative and both Senior Debt Ratings will be disregarded.

The facility fee payable under this Section shall be based on (i) the Commitment Amount on the Effective Date, and (ii) thereafter, the Commitment Amount on each anniversary of the Effective Date (without giving effect, during the one-year period prior to each such anniversary, to any reduction in the Commitment Amount), such fee to be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date, and regardless of the amount of Loans outstanding under this Agreement; provided, however, that in the event a Commitment Termination Event has occurred, such that the Commitments of the Lenders hereunder are terminated, the Borrower shall only be obligated to pay such facility fee to the extent that it has accrued up to the date of such Commitment Termination Event.

SECTION 3.4.2.  Utilization Fee.  The Borrower agrees to pay to the Agent for the pro rata account of each Lender, in accordance with such Lender’s Loans, a utilization fee for each day from the date hereof to and including the Maturity Date for each day that the aggregate principal amount of Loans and Other Loans outstanding on the close of business (if a Business Day) of such day is equal to or greater than 50% of the sum of the Commitment Amount plus the “Commitment Amount” under the Other Credit Agreement.  The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Article V is not met.  If applicable, such utilization fee shall be equal to the aggregate principal amount of all Loans outstanding on the close of business (if a Business Day) of such day multiplied by the Utilization Fee Rate set forth below opposite the Borrower’s Senior Debt Ratings during the day for which the fee is calculated (any change in such Senior Debt Ratings to result in an adjustment in the applicable utilization fee, such adjustment to be effective as of the date on which such change occurs), payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date:

If the Borrower’s Senior Debt Ratings Are		Utilization Fee Rate
S&P	Moody’s
A+ or above	A1 or above	10.00 b.p.
A	A2	10.00 b.p.
A-	A3	10.00 b.p.
BBB+	Baa1	12.50 b.p.
BBB	Baa2	12.50 b.p.
BBB- or below	Baa3 or below	12.50 b.p.

provided that, for purposes of determining the utilization fee, if Moody’s and S&P have split Senior Debt Ratings with a difference of only one rating tier, the higher Senior Debt Rating shall be determinative and the lower Senior Debt Rating shall be disregarded, and provided, further, if Moody’s and S&P have split Senior Debt Ratings with a difference of more than one rating tier, the debt rating one rating tier below the higher Senior Debt Rating will be determinative and both Senior Debt Ratings will be disregarded.

SECTION 3.4.3.  Agents’ Fees.  The Borrower agrees to pay to the Agents and the Lead Arrangers for their own accounts, fees in such amounts and on such dates as are set forth in the Transaction Fee Letter.

ARTICLE IV

CERTAIN LIBO RATE AND OTHER PROVISIONS

SECTION 4.1.  Fixed Rate Lending Unlawful.  If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan (or a Competitive Bid Loan based on the LIBO Rate Bid Margin), the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and (a) all LIBO Rate Loans (and Competitive Bid Loans based on the LIBO Rate Bid Margin) denominated in Dollars shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion; and (b) all LIBO Rate Loans denominated in any Alternate Currency shall automatically become due and payable at the end of the then current Interest Periods with respect thereto or sooner, if required by applicable law.

SECTION 4.2.  Deposits Unavailable.  If the Agent shall have determined that

(a)                                  Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Reference Lenders (or, with respect to any Competitive Bid Loan, by the Lender which made such Competitive Bid Loan) in their (or such Competitive Bid Loan Lender’s) relevant market; or

(b)                                 by reason of circumstances affecting the Reference Lenders, relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under clause (b) of Section 2.1 or clause (f) of Section 2.3 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans (or have such Competitive Bid Loans bear interest based on the LIBO Rate Bid Margins) shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 4.3.  Increased LIBO Rate Loan Costs, etc.  The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, including, without limitation, by reason of any requirements imposed by the Bank of England upon the making or funding of LIBO Rate Loans.  Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount.  Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

SECTION 4.4.  Funding Losses.  In the event any Lender shall incur any loss or expense by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan as a result of (a) any repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1, Section 3.2 or otherwise; (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or (c) any Loans not being continued as, or converted into LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense.  Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

SECTION 4.5.  Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority after the date hereof affects or would affect the amount of capital required or expected to be maintained by any Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its capital as a consequence of its Commitment or the Loans made by such Lender is reduced to a level below that which such Lender could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender for such reduction in rate of return.  A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.  In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

SECTION 4.6.  Taxes.  All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes (in lieu of net income taxes) and taxes imposed on or measured by any Lender’s net income or receipts (such nonexcluded items being called “Taxes”).  In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

(a)                                  pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b)                                 promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

(c)                                  pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.  For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

Upon the request of the Borrower or the Agent, each Lender and Assignee Lender that is organized under the laws of a, jurisdiction other than the United States shall, on or prior to the date hereof (in the case of each Lender that is a party hereto on the date hereof) or on or prior to the date of any assignment hereunder (in the case of an Assignee Lender) and thereafter as reasonably requested from time to time by the Borrower or Agent, execute and deliver to the Borrower and the Agent, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms W-8EC or Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from, or entitled to a reduced rate of, withholding or deduction of Taxes.

SECTION 4.7.  Payments, Computations, etc.

(a)                                  Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment.

(b)                                 All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, by means of wire transfer to be initiated (i) in the case of Loans denominated in Dollars, not later than 11:00 a.m. (New York City time) and (ii) in the case of Loans denominated in a currency other than Dollars, not later than the time reasonably specified by the Agent, in each case on the date due, in same day or immediately available funds, in the applicable currency, to such account as the Agent shall specify from time to time by notice to the Borrower.  Funds for which the wire transfer was initiated after the times specified in the preceding sentence shall be deemed to have been received by the Agent on the next succeeding Business Day.  The Agent shall promptly remit in same day funds, in the applicable currency, to each Lender its share, if any, of such payments received by the Agent for the account of such Lender.

(c)                                  Subject to the calculation of interest provided in the definition of “Associated Costs”, all interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fees is payable over a year comprised of 360 days (or, in the case of interest on Base Rate Loans, 365 days or, if appropriate, 366 days).  whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term “Interest Period”) be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

(d)                                 Each Lender will use its best efforts to notify the Borrower of any event that will entitle such Lender to compensation or reimbursement (including on a prospective basis) pursuant to Article IV hereof (including pursuant to Sections 4.5 and 4.6), as promptly as practicable after it obtains knowledge thereof, but the failure to give such notice shall not impair the right of such Lender to receive compensation or reimbursement under this Section.

(e)                                  Each Lender shall determine the applicability of, and the amount due under, Article IV hereof (including Sections 4.5 and 4.6) consistent with the manner in which it applies similar provisions and calculates similar amounts payable to it by other borrowers having in their credit agreements provisions comparable to those contained in Article IV.

SECTION 4.8.  Sharing of Payments.  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of

(a)                                  the amount of such selling Lender’s required repayment to the purchasing Lender to

(b)                                 the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.9.  Setoff.  Each Lender shall, upon the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9 or, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender or any Affiliate of such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8.  Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

SECTION 4.10.  Use of Proceeds.  The Borrower shall use the proceeds of the Loans to refinance existing indebtedness under the Existing Credit Agreement, for general corporate purposes and for commercial paper backup; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a Person as part of a hostile takeover.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.1.  Conditions Precedent to the Obligations of the Lenders.  The obligations of the Lenders under this Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

SECTION 5.1.1.  Resolutions, etc.  The Agent shall have received from the Borrower a certificate, dated the same date as this Agreement, of its Secretary or Assistant Secretary as to

(a)                                  resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it,

(b)                                 the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate, and

(c)                                  true and correct copies of the Organic Documents of the Borrower.

SECTION 5.1.2.  Officer’s Certificate.  The Agent shall have received a certificate, dated the date of this Agreement, signed by an Authorized Officer of the Borrower certifying (a) that on such date (both before and after giving effect to the making of any Loans hereunder on such date) no Default or Event of Default has occurred and is continuing, (b) each of the representations and warranties set forth in Article VI  of this Agreement is true and correct on and as of such date and (c) that there has been no event or circumstance since November 30, 2000 which has or could be reasonably expected to have a Material Adverse Effect.

SECTION 5.1.3.  Closing Fees, Expenses, etc.  The Agent shall have received for its own account, or for the account of each Lender, the Lead Arrangers and the other Agents, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.4 and 10.3, if then invoiced.

SECTION 5.1.4.  Delivery of Financial Information.  The Agent shall have received, with copies for each Lender, audited consolidated balance sheets of the Borrower and its Subsidiaries as at November 30, 2000 and the related statements of earnings and cash flow, and unaudited balance sheets of the Borrower and its Subsidiaries as of the end of the Fiscal Quarter ending February 28, 2001 and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter, certified by an Authorized Officer of the Borrower.

SECTION 5.1.5.  Delivery of Notes.  The Agent shall have received for the account of each Lender its Revolving Loan Note and its Competitive Bid Loan Note duly executed and delivered by the Borrower with respect to such Lender’s Commitment.

SECTION 5.1.6.  Termination of the Existing Credit Agreement.  The Agent shall have received satisfactory evidence that the Existing Credit Agreement has been terminated and all Indebtedness, liabilities and obligations outstanding thereunder has been paid in full.

SECTION 5.1.7.  Opinion of Counsel.  The Agent shall have received an opinion of Robert W. Skelton, General Counsel of the Borrower or any Associate General Counsel of the Borrower, dated the date of this Agreement and addressed to the Agent and all Lenders, substantially in the form of Exhibit G hereto.

SECTION 5.2.  Conditions Precedent to Borrowings.  The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

SECTION 5.2.1.  Compliance with Warranties, No Default, etc.  Both before and after giving effect to any Borrowing, the following statements shall be true and correct:

(a)                                  the representations and warranties set forth in Article VI (other than the representations and warranties set forth in Sections 6.6 and 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b)                                 no Default or Event of Default shall have then occurred and be continuing.

SECTION 5.2.2.  Borrowing Request.  The Agent shall have received a Revolving Loan Borrowing Request or a Competitive Bid Loan Borrowing Request (as the case may be) for such Borrowing.  Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

SECTION 5.2.3.  Satisfactory Legal Form.  All documents executed or submitted pursuant hereto by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Agent and its counsel (and the execution of this Agreement by the Agent shall be deemed to evidence such satisfaction); the Agent and its counsel shall have received all non-confidential information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Agents to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants as follows as of the Effective Date, and thereafter, as of the date of each Borrowing to the extent set forth in clause (a) of Section 5.2.1.

SECTION 6.1.  Organization, etc.  The Borrower and each of its Subsidiaries is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of the State of its incorporation or organization, is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own or hold under lease its property and to conduct its business substantially as currently conducted by it.

SECTION 6.2.  Due Authorization, Non-Contravention etc.  The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not

(a)                                  contravene the Borrower’s Organic Documents;

(b)                                 contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower and its Subsidiaries; or

(c)                                  result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties.

SECTION 6.3.  Government Approval Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement, the Notes or any other Loan Document.  Neither the Borrower nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 6.4.  Validity, etc.  This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, subject to the effect of bankruptcy insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity.

SECTION 6.5.  Financial Information.  The consolidated balance sheets of the Borrower and its Subsidiaries as at November 30, 2000, and the related consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at the dates thereof and the results of their operations for the periods then ended.

SECTION 6.6.  No Material Adverse Change.  Since the date of the financial statements described in Section 6.5 (except to the extent the information disclosed therein is modified or superseded, as the case may be, by information in the Borrower’s quarterly report on Form 10-Q for the quarter ended February 28, 2001) there has been no material adverse change in the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries taken as a whole.

SECTION 6.7.  Litigation, Labor Controversies, etc.  There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which will result in a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item 6.7 (“Litigation”) of the Disclosure Schedule.

SECTION 6.8.  Subsidiaries.  The Borrower has no Subsidiaries, except those Subsidiaries

(a)                                  which are identified in Item 6.8 (“Existing Subsidiaries as of the Effective Date”) of the Disclosure Schedule; or

(b)                                 which are hereafter acquired or formed.

It being understood that Subsidiaries may merge, consolidate, liquidate and sell assets as permitted pursuant to Section 7.2.4.

SECTION 6.9.  Ownership of Properties.  The Borrower and each of its Subsidiaries has good and marketable title to all of its tangible properties and assets, real and personal, of any nature whatsoever, free and clear of all Liens, charges or claims except as permitted pursuant to Section 7.2.3 or Liens, charges or claims that will not have a Material Adverse Effect; and the Borrower has duly registered in the U.S. all trademarks required for the conduct of its business in the U.S., other than those as to which the lack of protection, or failure to register, would not have a Material Adverse Effect.

SECTION 6.10.  Taxes.  The Borrower and each of its Subsidiaries has filed all federal and all other material income tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 6.11.  Pension and Welfare Plans.  During the twelve-consecutive-month period ending immediately prior to the date of the execution and delivery of this Agreement, no Pension Plan has been terminated, or has been subject to the commencement of any termination, that could reasonably be expected to have a Material Adverse Effect, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.  No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any liability, fine or penalty which is likely to have a Material Adverse Effect.  Except for the post-retirement benefits described in Item 6.11 (“Employee Benefit Plans”) of the Disclosure Schedule, the Borrower has no contingent liability with respect to post-retirement benefits provided by the Borrower and its Subsidiaries under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA and (ii) liabilities which will not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 6.12.  Environmental Warranties.  Except as set forth in Item 6.12 (“Environmental Matters”) of the Disclosure Schedule:

(a)                                  all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws, except for such non-compliance which, singly or in the aggregate, will not have a Material Adverse Effect;

(b)                                 there have been no past unresolved, and there are no pending or threatened (in writing)

(i)                                     claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

(ii)                                  complaints, written notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law,

which violation or potential liability singly or in the aggregate will have a Material Adverse Effect;

(c)                                  there have been no Releases of Hazardous Materials at, on or under any property now or to the Borrower’s knowledge previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or will have a Material Adverse Effect;

(d)                                 the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses, except for such permits, approvals, licenses and other authorizations which, if not obtained by the Borrower, or as to which the Borrower is not in compliance (in each case singly or in the aggregate), will not have a Material Adverse Effect;

(e)                                  no property now or, to the Borrower’s knowledge, previously owned or leased by the Borrower or any of its Subsidiaries is listed or with the knowledge of the Borrower, proposed for listing (with respect to owned property only) on (i) the CERCLIS or on any similar state list of sites requiring investigation or clean-up or (ii) the National Priorities List pursuant to CERCLA; other than properties as to which any such listing will not result in a Material Adverse Effect;

(f)                                    there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, to the Borrower’s knowledge, previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or will have, a Material Adverse Effect;

(g)                                 to the Borrower’s knowledge, neither Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, with the knowledge of the Borrower, proposed for listing, on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which will lead to claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, which will have a Material Adverse Effect; and

(h)                                 there are no polychlorinated biphenyls or friable asbestos present at any property owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or will have, a Material Adverse Effect.

SECTION 6.13.  Regulations U and X.  No proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S.  Board Regulation U or X.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and not more than 25% of the consolidated assets of the Borrower and its

Subsidiaries consists of margin stock.  Terms for which meanings are provided in F.R.S.  Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.14.  Accuracy of Information.  Neither this Agreement nor any other document, certificate or statement furnished to the Agent or any Lender by or on behalf of the Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made.

SECTION 6.15.  Compliance with Law; Absence of Default.  The Borrower and its Subsidiaries are in compliance with all Applicable Laws the noncompliance with which would have a Material Adverse Effect and with all of the material provisions of their respective Organic Documents, and no event has occurred or has failed to occur which has not been remedies or waived, the occurrence or non-occurrence of which constitutes (i) a Default or Event of Default or (ii) a default by the Borrower or one of its Subsidiaries under any other material indenture, agreement or other instrument, or any judgment, decree, or order to which the Borrower or such Subsidiary is a party or by which the Borrower or such Subsidiary or any of their respective properties may be bound, which would have a Material Adverse Effect.

ARTICLE VII

COVENANTS

SECTION 7.1.  Affirmative Covenants.  The Borrower agrees with the Agents and each Lender that, until all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

SECTION 7.1.1.  Financial Information Reports, Notices, etc.  The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

(a)                                  as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower, it being understood and agreed that the delivery of the Borrower’s Form 10-Q (as filed with the Securities and Exchange Commission) shall satisfy the requirements set forth in this clause);

(b)                                 as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal

Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent and the Required Lenders by Ernst & Young or other independent public accountants reasonably acceptable to the Agent and the Required Lenders (it being understood and agreed that the delivery of the Borrower’s Form 10-K (as filed with the Securities and Exchange Commission) shall satisfy such delivery requirement in this clause), together with a certificate from an Authorized Officer of the Borrower containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in Sections 7.2.2, 7.2.3, 7.2.4 and 7.2.5 and to the effect that, in making the examination necessary for the signing of such certificate, he has not become aware of any Default or Event of Default that has occurred and is continuing, or, if he has become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

(c)                                  as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a Compliance Certificate, executed by the Treasurer or an Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Sections 7.2.2, 7.2.3, 7.2.4 and 7.2.5 and representing as to the absence of any Default;

(d)                                 as soon as possible and in any event within three Business Days upon any officer or director of the Borrower becoming aware of the occurrence of each Default or Event of Default, a statement of the Treasurer or the chief financial Authorized Officer of the Borrower setting forth details of such Default or Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;

(e)                                  as soon as possible and in any event within five Business Days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 which will result in or is likely to result in a Material Adverse Effect or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

(f)                                    promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and all reports and registration statements (other than on Form S-8 or any successor form) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

(g)                                 immediately upon becoming aware of the taking of any specific actions by the Borrower or any other Person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without the Borrower or any Controlled Group member having to provide more than $3,000,000 in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which would likely result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which would likely result in the incurrence by the Borrower of any liability, fine or penalty which will have a Material Adverse Effect, or any increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability will result in a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

(h)                                 immediately upon becoming aware of any change in Borrower’s Senior Debt Rating, a statement describing such change, whether such change was made by S&P, Moody’s or both and the effective date of such change; and

(i)                                     such other non-confidential information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

SECTION 7.1.2.  Compliance with Laws, etc.  The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Applicable Laws, except where such non-compliance would not have a Material Adverse Effect, such compliance to include (without limitation):

(a)                                  preserve, renew and maintain in full force and effect its legal existence and good standing under the Applicable Laws of the jurisdiction of its organization and each jurisdiction where its conduct of business requires qualification or good standing (except any Subsidiary may merge, consolidate or liquidate as permitted pursuant to Section 7.2.4), and

(b)                                 the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 7.1.3.  Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

SECTION 7.1.4.  Insurance.  The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties material to the business of the Borrower and its Subsidiaries against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section, provided, that the Borrower and its Subsidiaries may self-insure to the extent customary for similarly situated corporations engaged in the same or similar business.

SECTION 7.1.5.  Books and Records.  The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and material transactions and permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its non-confidential financial matters with its officers and independent public accountant and, upon the reasonable request of the Agent or a Lender, to examine (and, at the expense of the Lenders, photocopy extracts from) any of its non-confidential books or other corporate records.

SECTION 7.1.6.  Environmental Covenant.  The Borrower will, and will cause each of its Subsidiaries to,

(a)                                  use and operate all of its facilities and properties in compliance with all Environmental Laws except for such non-compliance which, singly or in the aggregate, will not have a Material Adverse Effect, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, except where the failure to keep such permits, approvals, certificates, licenses or other authorizations, or any non-compliance with the provisions thereof will not have a Material Adverse Effect, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except for any non-compliance that will not have a Material Adverse Effect;

(b)                                 immediately notify the Agent and provide copies upon receipt of all written inquiries from any local, state or federal governmental agency, claims, complaints or notices relating to the condition of its facilities and properties or compliance with Environmental Laws which will have a Material Adverse Effect, and shall promptly cure and have dismissed with prejudice or contest in good faith any actions and proceedings relating to material compliance with Environmental Laws the result of which, if not contested by the Borrower, would have a Material Adverse Effect; and

(c)                                  provide such non-confidential information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

SECTION 7.2.  Negative Covenants.  The Borrower agrees with the Agents and each Lender that, until all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

SECTION 7.2.1.  Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any material arrangement or contract with any of its other Affiliates (other than other Subsidiaries) unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary based upon the good faith judgment of the Borrower’s Board of Directors.

SECTION 7.2.2.  Indebtedness.  The Borrower will not permit any of its Subsidiaries to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any

Indebtedness if, after giving effect to the incurrence of any such Indebtedness, the aggregate outstanding amount of Indebtedness of all Subsidiaries would exceed 25% of Consolidated Net Tangible Assets.

SECTION 7.2.3.  Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a)                                  Liens securing payment of Indebtedness permitted under Section 7.2.2;

(b)                                 Liens granted prior to the Effective Date which are identified in Item 7.2.3 (“Existing Liens”) of the Disclosure Schedule;

(c)                                  any Lien existing on the assets of any Person at the time it becomes a Subsidiary (and not created, assumed or incurred by such Person in contemplation of such event);

(d)                                 Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(e)                                  Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(f)                                    Liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(g)                                 judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

(h)                                 other Liens incidental to the conduct of the Borrower’s or any of its Subsidiaries’ businesses (including without limitation, Liens on goods securing trade letters of credit issued in respect of the importation of goods in the ordinary course of business, or the ownership of any of the Borrower’s or any Subsidiary’s property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of the Borrower’s or any of its Subsidiaries’ property or assets or materially impair the use thereof in the operation of Borrower’s or any of its Subsidiaries’ businesses);

(i)                                     Liens in favor of the Borrower on assets of its Subsidiaries, and Liens in favor of Subsidiaries of the Borrower on assets of the Borrower;

(j)                                     Liens securing industrial development or pollution control bonds so long as such Liens attach solely to the property acquired, constructed or improved with the proceeds of such bonds; and

(k)                                  any Lien not otherwise permitted by this Section 7.2.3 securing Indebtedness, provided that, immediately after giving effect thereto (and to the incurrence of such Indebtedness secured thereby), the sum of (without duplication and excluding any Indebtedness payable to the Borrower or a Subsidiary) (i) the aggregate outstanding amount of Indebtedness of the Borrower and its Subsidiaries secured by all Liens described in clauses (b), (c) and (k) of this Section 7.2.3 (excluding any such Liens described in clauses (d) through (j) of this Section 7.2.3) and (ii) the Attributable Value of all Sale-Leaseback Transactions entered into by the Borrower and its Subsidiaries in the aggregate does not exceed 15% of Consolidated Net Tangible Assets.

SECTION 7.2.4.  Mergers, Asset Dispositions, etc.  The Borrower will not, nor will it permit any of its Subsidiaries to, liquidate, dissolve or enter into any consolidation, merger, joint venture or any other combination or sell, lease, assign, transfer or otherwise dispose of any assets or stock, whether now owned or hereafter acquired, in a single transaction or in a series of transactions other than:

(a)                                  sales of inventory in the ordinary course of business;

(b)                                 the merger or consolidation of any Subsidiary with or into the Borrower or a wholly-owned Subsidiary;

(c)                                  the merger or consolidation of any other Person with or into the Borrower or any Subsidiary, so long as, after giving effect thereto, (i) the Borrower or its Subsidiary, as the case may be, is the surviving entity and (ii) no Default or Event of Default would exist;

(d)                                 sales of assets or stock by the Borrower or a Subsidiary to a wholly-owned Subsidiary or the Borrower; and

(e)                                  (i) sales of assets or stock to any other Person or (ii) liquidations of Subsidiaries (other than a Principal Subsidiary) if, after giving effect thereto, the aggregate book value of such assets or stock disposed of or liquidated does not, during the most recent period of 12 consecutive months, exceed 20% of Consolidated Net Tangible Assets as at the end of the Borrower’s immediately preceding Fiscal Year; and

(f)                                    joint ventures between Subsidiaries, between one or more Subsidiaries and the Borrower, between the Borrower and other Persons and between Subsidiaries and other Persons.

SECTION 7.2.5.  EBIT to Interest Expense Ratio.  The Borrower will not permit the ratio of EBIT to Interest Expense to be less than 2.5:1.00.  For purposes of calculating such ratio, the items included therein shall be measured on a consolidated basis for the Borrower and its Subsidiaries for the four full Fiscal Quarters immediately preceding the date of calculation.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1.  Listing of Events of Default.  Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”.

SECTION 8.1.1.  Non-Payment of Obligations.  The Borrower shall default in the payment when due of any principal of any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest on any Loan, or the Borrower shall default after notice (including, without limitation, notice delivered by way of submission of a detailed invoice) (and such default shall continue unremedied for a period of five days) in the payment when due of any fee described in Section 3.4 or of any other Obligation, including, without limitation, fees described in the Transaction Fee Letter.

SECTION 8.1.2.  Breach of Warranty.  Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

SECTION 8.1.3.  Non-Performance of Certain Covenants and Obligations.  The Borrower shall default in the due performance and observance of any of its obligations under clause (a) of Section 7.1.2 (with respect to the maintenance and preservation of the Borrower’s corporate existence) or under Section 7.1.6, or the Borrower shall default in the due performance and observance of its obligations under Section 7.2, and such default (if capable of being remedied within such period) shall not be remedied within five Business Days after any officer of the Borrower obtains actual knowledge thereof.

SECTION 8.1.4.  Non-Performance of Other Covenants and Obligations.  The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

SECTION 8.1.5.  Default on Other Indebtedness.  A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $15,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness (whether or not waived) if the effect of such default is to accelerate the maturity of any such Indebtedness or such default (whether or not waived) shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

SECTION 8.1.6.  Judgments.  Any judgment or order for the payment of money in excess of $15,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either

(a)                                  enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(b)                                 there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 8.1.7.  Pension Plans.  Any of the following events shall occur with respect to any Pension Plan

(a)                                  the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could reasonably be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000; or

(b)                                 a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA which is not cured within 20 days from the date such contribution was due.

SECTION 8.1.8.  Control of the Borrower.  Any Change in Control shall occur.

SECTION 8.1.9.  Bankruptcy, Insolvency, etc.  The Borrower or any of its Subsidiaries that are Principal Subsidiaries shall

(a)                                  become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

(b)                                 apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of such Subsidiaries or a substantial part of any property of any thereof, or make a general assignment for the benefit of creditors;

(c)                                  in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of such Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days,  provided that the Borrower and each such Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

(d)                                 permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower and each such Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(e)                                  take any corporate action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.2.  Action if Bankruptcy.  If any Event of Default described in clauses (a) through (e) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 8.3.  Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in clauses (a) through (e) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, the Commitments shall terminate.

ARTICLE IX

THE AGENT

SECTION 9.1.  Appointment; Powers and Immunities.  Each Lender hereby irrevocably appoints and authorizes the Agent to act as its Agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto.  The Agent:  (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) makes no warranty or representation to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.  The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The provisions of this Article IX are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.  The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender.

SECTION 9.2.  Reliance by Agent.  The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent.  As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

SECTION 9.3.  Defaults.  The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default”.  In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Lenders.  The Agent shall (subject to Section 10.1) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 9.4.  Rights of Agent and its Affiliates as a Lender.  With respect to its Commitment and the Loans made by it and any of its Affiliates, Wachovia, N.A. (and any successor acting as Agent hereunder) in its capacity as a Lender hereunder and any Affiliate of Wachovia, N.A. in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Wachovia, N.A. in its individual capacity and any Affiliate of the Agent in its individual capacity.  Wachovia, N.A. (and any successor acting as Agent hereunder) and any Affiliate thereof may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower’s Affiliates) as if it were not acting as the Agent, and Wachovia, N.A. and any Affiliate thereof may accept fees and other consideration from the Borrower or any Subsidiary or Affiliate thereof for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Lenders.

SECTION 9.5.  Indemnification.  Each Lender severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 10.3 or any amount the Borrower is obligated to pay under Section 10.4, but excluding the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.  If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

SECTION 9.6.  Consequential Damages.  THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY LENDER, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 9.7.  Registered Holder of Loan Treated as Owner.  The Agent may deem and treat each Person in whose name a Loan is registered as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 10.11.1 have been satisfied.  Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

SECTION 9.8.  Nonreliance on Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents.  The Agent shall not be required to keep itself (or any Lender) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

SECTION 9.9.  Failure to Act.  Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 9.5 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

SECTION 9.10.  Successor Agent.  The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent’s notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent.  Any successor Agent shall be a bank or other financial institution which has a combined capital and surplus of at least $500,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

SECTION 9.11.  Other Agents.  Bank of America, N.A. is hereby appointed Documentation Agent of the Lenders hereunder and under each Loan Document.  SunTrust Bank is hereby appointed Syndication Agent of the Lenders hereunder and under each Loan Document.  Bank of America, N.A. shall not have any duties, responsibilities or liabilities in its capacity as Documentation Agent.  SunTrust Bank shall not have any duties, responsibilities or liabilities in its capacity as Syndication Agent.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1.  Waivers, Amendments, etc.  The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the

Required Lenders; provided, however, that no such amendment, modification or waiver which would:

(a)                                  modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

(b)                                 modify this Section 10.1, change the definition of “Required Lenders”, increase the Percentage or Commitment of any Lender, reduce any fees described in Article III, or extend the Maturity Date shall be made without the consent of each Lender and each holder of a Note (except for any change resulting from Section 2.8);

(c)                                  extend the due date for, or reduce the amount of, any scheduled repayment of principal of or payment of interest on any Loan or fees owed hereunder (or reduce the principal amount of or rate of interest on any Loan or the fees owed hereunder) shall be made without the consent of the holder of that Note evidencing such Loan or owed such fees (except for any change resulting from Section 2.8); or

(d)                                 affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent.

No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 10.2.  Notices.  All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

SECTION 10.3.  Payment of Costs and Expenses.  The Borrower agrees to pay on demand all reasonable expenses of the Agents and the Lead Arrangers (including the reasonable fees, internal charges and out-of-pocket expenses of counsel to the Agents and the Lead Arrangers, which attorneys may be employees of the Agents or Lead Arrangers, and of local counsel, if any, who may be retained by counsel to the Agents and the Lead Arrangers) in connection with

(a)                                  the negotiation, preparation, syndication, due diligence, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

(b)                                 the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document;

provided, however, that the Borrower shall not be obligated to pay for expenses incurred by the Agent or a Lender in connection with the assignment of Loans to an Assignee Lender pursuant to Section 10.11.1 or the sale of Loans to a Participant pursuant to Section 10.11.2, and the Borrower shall only be obligated to pay to the Agent an amount equal to $100 (unless otherwise agreed to by the Agent), multiplied by the then existing number of Lenders, in respect of each Competitive Bid Loan Request submitted by the Borrower (payable on the date of submission of such request).

The Borrower further agrees to pay, and to save the Agents and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents.  The Borrower also agrees to reimburse the Agents and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses, and the allocated costs of staff counsel) incurred by the Agents or such Lender in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 10.4.  Indemnification.  In consideration of the execution and delivery of this Agreement by each Lender and the extension of Commitments, the Borrower hereby indemnifies, exonerates and holds the Agents, the Lead Arrangers and each Lender and each of their respective officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”) , incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

(a)                                  any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

(b)                                 the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

(c)                                  any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agents, the Lead Arrangers or such Lender is party thereto;

(d)                                 any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

(e)                                  the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising by reason of the relevant Indemnified Party’s gross negligence or willful misconduct.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 10.5.  Survival.  The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement and the payment in full of all Obligations and the termination of all Commitments.  The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 10.6.  Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7.  Headings.  The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 10.8.  Execution in Counterparts, Effectiveness, etc.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and shall be deemed to be an original and all of which shall constitute together but one and the same Agreement.  This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

SECTION 10.9.  Governing Law; Entire Agreement.  THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.  This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10.  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

(a)                                  the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

(b)                                 the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

SECTION 10.11.  Sale and Transfer of Loans and Note; Participations in Loans and Note.  Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

SECTION 10.11.1.  Assignments.  Any Lender,

(a)                                  with the written consent of the Borrower and the Agent (which consent shall not be unreasonably delayed or withheld, and which consent, in the case of the Borrower, shall be deemed to have been given if the Borrower fails to deliver a written notice to the Agent on or before the tenth Business Day after receipt by the Borrower of the Agent’s request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to other commercial banks, other financial institutions or Approved Funds its Loans and Commitments hereunder; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required; and

(b)                                 with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender or its Affiliates all or any portion of its Loans and Commitments hereunder;

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an “Assignee Lender”), in a minimum aggregate amount of $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agent, at their option) in the case of clause (a) above, and all of the Loans and Commitments of such Assignee Lender in the case of clause (b) above; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 4.6 and further, provided, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

(i)                                     written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender;

(ii)                                  such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent; and

(iii)                               the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents but shall continue to be entitled to the benefits of the indemnity provisions hereunder for the period prior to such assignment.  Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender’s assigned Loans and Commitments, and, if the assignor Lender has retained Loans and a Commitment hereunder, a replacement Note in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender).  Each such Note shall be dated the date of the predecessor Note.  The assignor Lender shall mark the predecessor Note “exchanged” and deliver it to the Borrower.  Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement.  Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender.  Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement.  Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500 (provided, however, that such processing fee shall not be required to be paid by a Lender in the case of an assignment of such Lender’s Loans and Commitments to an Affiliate or Subsidiary of such Lender).  Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void.  Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the Borrower or the Agent) pledge its Loans to a Federal Reserve Bank in accordance with applicable regulations.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in Section 10.1.1, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  This section may not be amended without the written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment.  It is understood and acknowledged that the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

As used herein, (i) the term “Approved Fund” means any Fund that is administered or managed by (A) a Lender, (B) an Affiliate of a Lender or (C) an entity or an Affiliate of any entity that administers or manages a Lender and (ii) the term “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

SECTION 10.11.2.  Participations.  Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a “Participant”) participating interests in any of the Loans, its Commitment, or other interests of such Lender hereunder; provided, however, that

(a)                                  no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

(b)                                 such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

(c)                                  the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;

(d)                                 no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and

(e)                                  the Borrower shall not be required to pay any amounts to a Lender under Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4 or otherwise, that are greater than the amounts which it would have been required to pay to such Lender had no participating interest been sold.

SECTION 10.12.  Other Transactions.  Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.13.  Removal and Replacement of Lenders.

(a)                                  Under any circumstances set forth herein providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Agent, (i) remove such Lender by terminating such Lender’s Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.11.1 to one or more other Lenders, commercial banks, other financial institutions or Approved Funds procured by the Borrower.  The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of removal or replacement (including any amounts payable pursuant to Section 4.4), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the Swing Line Lender as it may reasonably require with respect to any continuing obligation to purchase participation interests in any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents.  Any Lender being replaced shall execute and deliver a Lender Assignment Agreement with respect to such Lender’s Commitment and Loans.  The Agent shall distribute a schedule, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Percentage resulting from any such removal or replacement.

(b)                                 In order to make all the Lenders’ interests in any outstanding Loans ratable in accordance with any revised Percentages after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders, together with any amounts due under Section 4.4.  The Borrower may then request Loans from the Lenders in accordance with their revised Percentages.  The Borrower may net any payments required hereunder against any funds being provided by any Lender commercial bank, other financial institution or Approved Fund replacing a terminating Lender.  The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

(c)                                  This section shall supersede any provision in Section 10.1 to the contrary.

SECTION 10.14.  Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL TO THE CORPORATE SECRETARY, POSTAGE PREPAID, AND WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE STATE OF NEW YORK.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 10.15.  WAIVER OF JURY TRIAL.  THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER.  THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Christopher J. Kurtzman
Christopher J. Kurtzman
Title: Vice President & Treasurer

By:	/s/ W. Geoffrey Carpenter
W. Geoffrey Carpenter
Title: Assistant Secretary

Address:	18 Loveton Circle
Sparks, MD 21152

Facsimile No.: (410) 527-8228

Attn:	Secretary

WACHOVIA BANK, N.A., as Administrative Agent

By:	/s/ Meg Beveridge
Meg Beveridge
Title: Vice President

191 Peachtree Street
Mail Code: GA-31273
Atlanta, Georgia 30303
Attention: Michael Adams
Facsimile No.: (404) 332-5144

PERCENTAGE	LENDERS

8.58%	WACHOVIA BANK, N.A.

	By:	/s/ Meg Beveridge
Printed Name: Meg Beveridge
Title: Vice President

191 Peachtree Street
Mail Code: GA-31273
Atlanta, Georgia 30303
Attention: Michael Adams
Facsimile No.: (404) 332-5144

PERCENTAGE	LENDERS

17.14%	BANK OF AMERICA, N.A.

	By:	/s/ William F. Sweeney
Printed Name: William F. Sweeney
Title: Managing Director

	Address:	219 South LaSalle Street
Chicago, IL 60697

Facsimile No.: (312) 987-1276

Attn: William F. Sweeney

PERCENTAGE	LENDERS

17.14%	SUNTRUST BANK

	By:	/s/ Paul R. Beliveau
Printed Name: Paul R. Beliveau
Title: Vice President

Address: 120 East Baltimore Street

Baltimore, MD 21202

Facsimile: (410) 986-1670

	Attn:	Paul R. Belive\uua

PERCENTAGE	LENDERS

14.29%	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Brad Hardy
Printed Name: Brad Hardy
Title: Vice President

	By:	/s/ Roy H. Roberts
Printed Name: Roy Roberts
Title: Vice President

	Address:	70 E. 55th Street, 11th Floor
New York, NY 10022

Facsimile No.: (212) 593-5241

Attn: Lori Ross

PERCENTAGE	LENDERS

8.58%	ALLFIRST BANK

	By:	/s/ Frank V. Lago
Printed Name: Frank V. Lago
Title: Vice President

	Address:	25 South Charles Street
Baltimore, MD 21201

Facsimile No.: (410) 244-4294

Attn: Frank V. Lago

PERCENTAGE	LENDERS

7.14%	CREDIT SUISSE FIRST BOSTON

	By:	/s/ Andrea E. Shkane
Printed Name: Andrea E. Shkane
Title: Vice President

	Address:	Eleven Madison Avenue
New York, NY 10019

Facsimile No.: (212) 325-8320

Attn: Jay Chall

	By:	/s/ David Sawyer
Printed Name: David Sawyer
Title: Vice President

PERCENTAGE	LENDERS

7.14%	BNP PARIBAS

	By:	/s/ Nanette Baudon
Printed Name: Nanette Baudon
Title: Vice President

	By:	/s/ Richard Pace
Printed Name: Richard Pace
Title: VP - Corporate Banking Division

	Address:	787 7th Avenue, 31st Floor
New York, NY 10019

Facsimile No.: (212) 841-3049

Attn: Nanette Baudon

PERCENTAGE	LENDERS

7.14%	THE BANK OF NEW YORK

	By:	/s/ Steven P. Cavaluzzo
Printed Name: Steven P. Cavaluzzo
Title: Vice President

	Address:	1 Wall Street, 22nd Floor
New York, NY 10286

Facsimile No.: (212) 635-6434

Attn: Steven P. Cavaluzzo

PERCENTAGE	LENDERS

7.14%	THE FUJI BANK, LIMITED

	By:	/s/ Raymond Ventura
Printed Name: Raymond Ventura
Title: Senior Vice President

	Address:	Two World Trade Center
New York, NY 10048-0042

Facsimile No.: (212) 321-9407

Attn: Alejandro D. Waldman

PERCENTAGE	LENDERS

5.71%	MELLON BANK, N.A.

	By:	/s/ David H. Reed
Printed Name: David H. Reed
Title: First Vice President

	Address:	8521 Leesberg Pike, Ste. 405
Vienna, VA 22182

Facsimile No.: (410) 778-9448

Attn: Peter Heller

SCHEDULE I

DISCLOSURE SCHEDULE

ITEM 6.7                Litigation.

None.

ITEM 6.8                Existing Subsidiaries as of the Effective Date.

Attached - Exhibit A.

ITEM 6.11              Employee Benefit Plans.

Attached - Exhibit B.

ITEM 6.12              Environmental Matters.

None.

ITEM 7.2.3             Existing Liens.

Attached - Exhibit C.

EXHIBIT A

THE AMERICAS MARKET ZONE

U.S. Consumer Products Division

Ampacco, Inc. (Maryland)

Han-Dee Pak, Inc.   (Maryland)

McCormick de Puerto Rico, Inc.   (Delaware)

Mojave Foods Corporation    (Maryland)

El Guapo Foods, Inc.  (California)

More For Less, Inc.    (Delaware)

Produce Partners, Inc.    (Illinois)

Old Bay Company, Inc.    (Delaware)

McCormick Holding Company, Inc.    (Delaware)

Signature Brands, LLC  (Florida)

McCormick Investment Company, Inc.    (Delaware)

McCormick Fresh Herbs, LLC  (Delaware)

McCormick de Centro America, S.A. de C.V.    (El Salvador)

EUROPEAN MARKET ZONE

McCormick Europe Ltd.    (United Kingdom)

McCormick International Holdings Ltd.  (United Kingdom)

McCormick France S.A.S.   (France)

Ducros S.A.S.  (France)

Dessert Products International  (France)

Sodis S.A.S.   (France)

McCormick Management Services S.A.R.L.  (France)

McCormick (U.K.) Ltd.    (Scotland)

Bluebroad 1 Limited    (England)

McCormick Baharat de Gida Sanay A.S.   (Turkey)

McCormick Glentham (Pty) Limited    (South Africa)

McCormick Kutas Food Services Ltd.  (United Kingdom)

Noel Holdings Limited    (England)

McCormick Foodservice Ltd.  (England)

McCormick S.A.    (Switzerland)

Oy McCormick Ab    (Finland)

ASIAN MARKET ZONE

McCormick Foods Australia Pty. Ltd.    (Australia)

Traders Pty. Ltd.    (Australia)

McCormick (Guangzhou) Food Company Limited    (China)

McCormick India Private Limited  (India) (100% owned subsidiary of McCormick (U.K.) Ltd.

Shanghai McCormick Foods Company, Limited (China) (90% owned)

GLOBAL INDUSTRIAL GROUP

Food Service Division

McCormick Flavor Group

McCormick Ingredients Southeast Asia Private Limited

Classic Foods, Inc.    (Connecticut)

McCormick Pesa, S.A. de C.V.    (Mexico)

McCormick Uruguay Holdings, Inc.  (Delaware)

McCormick Uruguay, S.A.  (Uruguay)

La Cie McCormick Canada Co

Packaging Group

Setco, Inc.    (Delaware)

Tubed Products, Inc.     (Maryland)

OG Dehydrated, Inc.    (California)

MISCELLANEOUS

AH Investments, Inc.    (Maryland)

Armanino Farms of California, Inc.     (California)

International Ingredients, Inc.    (Maryland)

McCormick Credit, Inc.  (Delaware)

McCormick Delaware, Inc.    (Delaware)

McCormick Foreign Sales Corporation    (U.S. Virgin Islands)

McCormick Ingredientes Brasil Ltda.    (Brazil)

McCormick Global Ingredients Limited    (Cayman)

McCormick Cyprus Limited    (Cyprus)

McCormick Hungary Group Financing Limited Liability Company  (Hungary)

McCormick Europe Ltd.  (United Kingdom)

McCormick (U.K.) Ltd.  (Scotland)

McCormick International Holdings Ltd.   (United Kingdom)

La Cie McCormick Canada Co.  (Canada)

McCormick Foods Australia Pty. Ltd.  (Australia)

REVOLVING LOAN NOTE

U.S. $21,425,000	June 19, 2001

FOR VALUE RECEIVED, the undersigned, McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (the “Borrower”), promises to pay to the order of SUNTRUST BANK (the “Lender”) on the Maturity Date (as such term in defined in the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”)), among the Borrower, Wachovia, N.A., as the administrative agent (the “Agent”), and the various financial institutions (including the Lender) as are, or may become parties thereto, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower from time to time pursuant to the Credit Agreement, the principal sum of TWENTY-ONE MILLION FOUR HUNDRED TWENTY-FIVE THOUSAND AND 00/100 UNITED STATES DOLLARS (U.S. $21,425,000) (or the Foreign Currency Equivalent of any currency which the Borrower may borrow under the Credit Agreement) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to the Credit Agreement.  A notation indicating all Revolving Loans made by the Lender pursuant to the Credit Agreement and payments on account of the principal of such Revolving Loans may, from time to time, be made by the holder hereof on the grid attached to this note (this “Note”).  Unless defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding shall bear interest as provided in Section 3.3.1 of the Credit Agreement.  All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America (or the other currency borrowed) to the account designated by the Agent in same day or immediately available funds.

This Note is one of the Notes referred to in, and evidences indebtedness incurred in respect of the Revolving Loans under, the Credit Agreement, to which reference is made for a description of any security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

Exhibit A-1

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL  BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Christopher J. Kurtzman
Title:	Vice President & Treasurer

By:	/s/ W. G. Carpenter
Title:	Assistant Secretary

Exhibit A-1

Date	Amount of Loans and Currency	Alternate Base Rate	LIBO Rate	Last Day of Applicable Interest Period	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

Exhibit A-1

REVOLVING LOAN NOTE

U.S. $21,425,000	June 19, 2001

FOR VALUE RECEIVED, the undersigned, McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (the “Borrower”), promises to pay to the order of BANK OF AMERICA, N.A.  (the “Lender”) on the Maturity Date (as such term in defined in the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”)), among the Borrower, Wachovia, N.A., as the administrative agent (the “Agent”), and the various financial institutions (including the Lender) as are, or may become parties thereto, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower from time to time pursuant to the Credit Agreement, the principal sum of TWENTY-ONE MILLION FOUR HUNDRED TWENTY-FIVE THOUSAND AND 00/100 UNITED STATES DOLLARS (U.S. $21,425,000) UNITED STATES DOLLARS (or the Foreign Currency Equivalent of any currency which the Borrower may borrow under the Credit Agreement) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to the Credit Agreement.  A notation indicating all Revolving Loans made by the Lender pursuant to the Credit Agreement and payments on account of the principal of such Revolving Loans may, from time to time, be made by the holder hereof on the grid attached to this note (this “Note”).  Unless defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding shall bear interest as provided in Section 3.3.1 of the Credit Agreement.  All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America (or the other currency borrowed) to the account designated by the Agent in same day or immediately available funds.

This Note is one of the Notes referred to in, and evidences indebtedness incurred in respect of the Revolving Loans under, the Credit Agreement, to which reference is made for a description of any security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

Exhibit A-1

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL  BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Christopher J. Kurtzman
Title:	Vice President & Treasurer

By:	/s/ W. G. Carpenter
Title:	Assistant Secretary

Exhibit A-1

Date	Amount of Loans and Currency	Alternate Base Rate	LIBO Rate	Last Day of Applicable Interest Period	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

Exhibit A-1

REVOLVING LOAN NOTE

U.S. $17,862,500	June 19, 2001

FOR VALUE RECEIVED, the undersigned, McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (the “Borrower”), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”) on the Maturity Date (as such term in defined in the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”)), among the Borrower, Wachovia, N.A., as the administrative agent (the “Agent”), and the various financial institutions (including the Lender) as are, or may become parties thereto, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower from time to time pursuant to the Credit Agreement, the principal sum of SEVENTEEN MILLION EIGHT HUNDRED SIXTY-TWO THOUSAND FIVE HUNDRED 00/100 UNITED STATES DOLLARS (U.S. $17,862,500) (or the Foreign Currency Equivalent of any currency which the Borrower may borrow under the Credit Agreement) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to the Credit Agreement.  A notation indicating all Revolving Loans made by the Lender pursuant to the Credit Agreement and payments on account of the principal of such Revolving Loans may, from time to time, be made by the holder hereof on the grid attached to this note (this “Note”).  Unless defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding shall bear interest as provided in Section 3.3.1 of the Credit Agreement.  All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America (or the other currency borrowed) to the account designated by the Agent in same day or immediately available funds.

This Note is one of the Notes referred to in, and evidences indebtedness incurred in respect of the Revolving Loans under, the Credit Agreement, to which reference is made for a description of any security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

Exhibit A-1

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Christopher J. Kurtzman
Title:	Vice President & Treasurer

By:	/s/ W. G. Carpenter
Title:	Assistant Secretary

Exhibit A-1

Date	Amount of Loans and Currency	Alternate Base Rate	LIBO Rate	Last Day of Applicable Interest Period	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

Exhibit A-1

REVOLVING LOAN NOTE

U.S. $10,725,000	June 19, 2001

FOR VALUE RECEIVED, the undersigned, McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (the “Borrower”), promises to pay to the order of WACHOVIA, N.A. (the “Lender”) on the Maturity Date (as such term in defined in the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”)), among the Borrower, Wachovia, N.A., as the administrative agent (the “Agent”), and the various financial institutions (including the Lender) as are, or may become parties thereto, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower from time to time pursuant to the Credit Agreement, the principal sum of TEN MILLION SEVEN HUNDRED TWENTY-FIVE THOUSAND AND 00/100 UNITED STATES DOLLARS (U.S. $10,725,000) (or the Foreign Currency Equivalent of any currency which the Borrower may borrow under the Credit Agreement) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to the Credit Agreement.  A notation indicating all Revolving Loans made by the Lender pursuant to the Credit Agreement and payments on account of the principal of such Revolving Loans may, from time to time, be made by the holder hereof on the grid attached to this note (this “Note”).  Unless defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding shall bear interest as provided in Section 3.3.1 of the Credit Agreement.  All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America (or the other currency borrowed) to the account designated by the Agent in same day or immediately available funds.

This Note is one of the Notes referred to in, and evidences indebtedness incurred in respect of the Revolving Loans under, the Credit Agreement, to which reference is made for a description of any security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

Exhibit A-1

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Christopher J. Kurtzman
Title:	Vice President & Treasurer

By:	/s/ W. G. Carpenter
Title:	Assistant Secretary

Exhibit A-1

Date	Amount of Loans and Currency	Alternate Base Rate	LIBO Rate	Last Day of Applicable Interest Period	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

Exhibit A-1

REVOLVING LOAN NOTE

U.S. $10,725,000	June 19, 2001

FOR VALUE RECEIVED, the undersigned, McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (the “Borrower”), promises to pay to the order of ALLFIRST BANK (the “Lender”) on the Maturity Date (as such term in defined in the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”)), among the Borrower, Wachovia, N.A., as the administrative agent (the “Agent”), and the various financial institutions (including the Lender) as are, or may become parties thereto, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower from time to time pursuant to the Credit Agreement, the principal sum of TEN MILLION SEVEN HUNDRED TWENTY-FIVE THOUSAND AND 00/100 UNITED STATES DOLLARS (U.S. $10,725,000) (or the Foreign Currency Equivalent of any currency which the Borrower may borrow under the Credit Agreement) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to the Credit Agreement.  A notation indicating all Revolving Loans made by the Lender pursuant to the Credit Agreement and payments on account of the principal of such Revolving Loans may, from time to time, be made by the holder hereof on the grid attached to this note (this “Note”).  Unless defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding shall bear interest as provided in Section 3.3.1 of the Credit Agreement.  All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America (or the other currency borrowed) to the account designated by the Agent in same day or immediately available funds.

This Note is one of the Notes referred to in, and evidences indebtedness incurred in respect of the Revolving Loans under, the Credit Agreement, to which reference is made for a description of any security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

Exhibit A-1

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Christopher J. Kurtzman
Title:	Vice President & Treasurer

By:	/s/ W. G. Carpenter
Title:	Assistant Secretary

Exhibit A-1

Date	Amount of Loans and Currency	Alternate Base Rate	LIBO Rate	Last Day of Applicable Interest Period	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

Exhibit A-1

REVOLVING LOAN NOTE

U.S. $8,925,000	June 19, 2001

FOR VALUE RECEIVED, the undersigned, McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (the “Borrower”), promises to pay to the order of CREDIT SUISSE FIRST BOSTON (the “Lender”) on the Maturity Date (as such term in defined in the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”)), among the Borrower, Wachovia, N.A., as the administrative agent (the “Agent”), and the various financial institutions (including the Lender) as are, or may become parties thereto, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower from time to time pursuant to the Credit Agreement, the principal sum of EIGHT MILLION NINE HUNDRED TWENTY-FIVE THOUSAND 00/100 UNITED STATES DOLLARS (U.S. $8,925,000) (or the Foreign Currency Equivalent of any currency which the Borrower may borrow under the Credit Agreement) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to the Credit Agreement.  A notation indicating all Revolving Loans made by the Lender pursuant to the Credit Agreement and payments on account of the principal of such Revolving Loans may, from time to time, be made by the holder hereof on the grid attached to this note (this “Note”).  Unless defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding shall bear interest as provided in Section 3.3.1 of the Credit Agreement.  All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America (or the other currency borrowed) to the account designated by the Agent in same day or immediately available funds.

This Note is one of the Notes referred to in, and evidences indebtedness incurred in respect of the Revolving Loans under, the Credit Agreement, to which reference is made for a description of any security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

Exhibit A-1

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Christopher J. Kurtzman
Title:	Vice President & Treasurer

By:	/s/ W. G. Carpenter
Title:	Assistant Secretary

Exhibit A-1

Date	Amount of Loans and Currency	Alternate Base Rate	LIBO Rate	Last Day of Applicable Interest Period	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

Exhibit A-1

REVOLVING LOAN NOTE

U.S. $8,925,000	June 19, 2001

FOR VALUE RECEIVED, the undersigned, McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (the “Borrower”), promises to pay to the order of BNP PARIBAS (the “Lender”) on the Maturity Date (as such term in defined in the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”)), among the Borrower, Wachovia, N.A., as the administrative agent (the “Agent”), and the various financial institutions (including the Lender) as are, or may become parties thereto, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower from time to time pursuant to the Credit Agreement, the principal sum of EIGHT MILLION NINE HUNDRED TWENTY-FIVE THOUSAND 00/100 UNITED STATES DOLLARS (U.S. $8,925,000) (or the Foreign Currency Equivalent of any currency which the Borrower may borrow under the Credit Agreement) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to the Credit Agreement.  A notation indicating all Revolving Loans made by the Lender pursuant to the Credit Agreement and payments on account of the principal of such Revolving Loans may, from time to time, be made by the holder hereof on the grid attached to this note (this “Note”).  Unless defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding shall bear interest as provided in Section 3.3.1 of the Credit Agreement.  All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America (or the other currency borrowed) to the account designated by the Agent in same day or immediately available funds.

This Note is one of the Notes referred to in, and evidences indebtedness incurred in respect of the Revolving Loans under, the Credit Agreement, to which reference is made for a description of any security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

Exhibit A-1

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Christopher J. Kurtzman
Title:	Vice President & Treasurer

By:	/s/ W. G. Carpenter
Title:	Assistant Secretary

Exhibit A-1

Date	Amount of Loans and Currency	Alternate Base Rate	LIBO Rate	Last Day of Applicable Interest Period	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

Exhibit A-1

REVOLVING LOAN NOTE

U.S. $8,925,000	June 19, 2001

FOR VALUE RECEIVED, the undersigned, McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (the “Borrower”), promises to pay to the order of BANK OF NEW YORK (the “Lender”) on the Maturity Date (as such term in defined in the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”)), among the Borrower, Wachovia, N.A., as the administrative agent (the “Agent”), and the various financial institutions (including the Lender) as are, or may become parties thereto, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower from time to time pursuant to the Credit Agreement, the principal sum of EIGHT MILLION NINE HUNDRED TWENTY-FIVE THOUSAND 00/100 UNITED STATES DOLLARS (U.S. $8,925,000) (or the Foreign Currency Equivalent of any currency which the Borrower may borrow under the Credit Agreement) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to the Credit Agreement.  A notation indicating all Revolving Loans made by the Lender pursuant to the Credit Agreement and payments on account of the principal of such Revolving Loans may, from time to time, be made by the holder hereof on the grid attached to this note (this “Note”).  Unless defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding shall bear interest as provided in Section 3.3.1 of the Credit Agreement.  All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America (or the other currency borrowed) to the account designated by the Agent in same day or immediately available funds.

This Note is one of the Notes referred to in, and evidences indebtedness incurred in respect of the Revolving Loans under, the Credit Agreement, to which reference is made for a description of any security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

Exhibit A-1

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Christopher J. Kurtzman
Title:	Vice President & Treasurer

By:	/s/ W. G. Carpenter
Title:	Assistant Secretary

Exhibit A-1

Date	Amount of Loans and Currency	Alternate Base Rate	LIBO Rate	Last Day of Applicable Interest Period	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

Exhibit A-1

REVOLVING LOAN NOTE

U.S. $8,925,000	June 19, 2001

FOR VALUE RECEIVED, the undersigned, McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (the “Borrower”), promises to pay to the order of THE FUJI BANK, LTD. (the “Lender”) on the Maturity Date (as such term in defined in the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”)), among the Borrower, Wachovia, N.A., as the administrative agent (the “Agent”), and the various financial institutions (including the Lender) as are, or may become parties thereto, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower from time to time pursuant to the Credit Agreement, the principal sum of EIGHT MILLION NINE HUNDRED TWENTY-FIVE THOUSAND 00/100 UNITED STATES DOLLARS (U.S. $8,925,000) (or the Foreign Currency Equivalent of any currency which the Borrower may borrow under the Credit Agreement) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to the Credit Agreement.  A notation indicating all Revolving Loans made by the Lender pursuant to the Credit Agreement and payments on account of the principal of such Revolving Loans may, from time to time, be made by the holder hereof on the grid attached to this note (this “Note”).  Unless defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding shall bear interest as provided in Section 3.3.1 of the Credit Agreement.  All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America (or the other currency borrowed) to the account designated by the Agent in same day or immediately available funds.

This Note is one of the Notes referred to in, and evidences indebtedness incurred in respect of the Revolving Loans under, the Credit Agreement, to which reference is made for a description of any security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

Exhibit A-1

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Christopher J. Kurtzman
Title:	Vice President & Treasurer

By:	/s/ W. G. Carpenter
Title:	Assistant Secretary

Exhibit A-1

Date	Amount of Loans and Currency	Alternate Base Rate	LIBO Rate	Last Day of Applicable Interest Period	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

Exhibit A-1

REVOLVING LOAN NOTE

U.S. $7,137,500	June 19, 2001

FOR VALUE RECEIVED, the undersigned, McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (the “Borrower”), promises to pay to the order of MELLON BANK, N.A. (the “Lender”) on the Maturity Date (as such term in defined in the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”)), among the Borrower, Wachovia, N.A., as the administrative agent (the “Agent”), and the various financial institutions (including the Lender) as are, or may become parties thereto, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower from time to time pursuant to the Credit Agreement, the principal sum of SEVEN MILLION ONE HUNDRED THIRTY-SEVEN THOUSAND FIVE HUNDRED AND 00/100 UNITED STATES DOLLARS (U.S. $7,137,500) (or the Foreign Currency Equivalent of any currency which the Borrower may borrow under the Credit Agreement) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to the Credit Agreement.  A notation indicating all Revolving Loans made by the Lender pursuant to the Credit Agreement and payments on account of the principal of such Revolving Loans may, from time to time, be made by the holder hereof on the grid attached to this note (this “Note”).  Unless defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding shall bear interest as provided in Section 3.3.1 of the Credit Agreement.  All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America (or the other currency borrowed) to the account designated by the Agent in same day or immediately available funds.

This Note is one of the Notes referred to in, and evidences indebtedness incurred in respect of the Revolving Loans under, the Credit Agreement, to which reference is made for a description of any security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

Exhibit A-1

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Christopher J. Kurtzman
Title:	Vice President & Treasurer

By:	/s/ W. G. Carpenter
Title:	Assistant Secretary

Exhibit A-1

Date	Amount of Loans and Currency	Alternate Base Rate	LIBO Rate	Last Day of Applicable Interest Period	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

Exhibit A-1

FORM OF COMPETITIVE BID LOAN NOTE

U.S.$125,000,000	June , 2001

FOR VALUE RECEIVED, the undersigned, McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (the “Borrower”), promises to pay to the order of                                              (the “Lender”) on the earlier of (i) each Competitive Bid Loan Maturity Date (as such term is defined in that certain 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”), among the Borrower, Wachovia, N.A., as administrative agent (the “Agent”), and the various financial institutions, including the Lender, as are, or may from time to time become parties thereto), the aggregate unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower pursuant to Section 2.3 of the Credit Agreement to which such Competitive Bid Loan Maturity Date applies and (ii) the Maturity Date (as defined in the Credit Agreement), the principal sum of ONE HUNDRED TWENTY-FIVE MILLION UNITED STATES DOLLARS (U.S. DOLLARS (U.S. $125,000,000) (or the Foreign Currency Equivalent of any currency which the Borrower may borrow under the Credit Agreement) or, if less, the unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower from time to time pursuant to Section 2.3 of the Credit Agreement.  A notation indicating all Competitive Bid Loans made by the Lender pursuant to the Credit Agreement and all payments on account of the principal of such Loans may, from time to time, be made by the holder hereof on the grid attached to this note (this “Note”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding shall bear interest as provided in Section 3.3.1 of the Credit Agreement.  All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America (or the other currency borrowed) to the account designated by the Agent in same day or immediately available funds.

This Note is one of the Notes referred to in, and evidences indebtedness incurred in respect of Competitive Bid Loans under, the Credit Agreement, to which reference is made for a description of any security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Exhibit A-2

McCORMICK & COMPANY, INCORPORATED

By:

Title:

By:

Title:

Exhibit A-2

Date	Amount of Loan	Competitive Bid Loan Maturity Date	Competitive Bid Loan Interest Payment Date	Amount of Interest Payment	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

EXHIBIT B
EMPLOYEE BENEFIT PLANS

EXHIBIT B

7. PENSION AND PROFIT SHARING PLANS

The Company’s pension expense is as follows:

	United States			International
(millions)	2000	1999	1998	2000	1999	1998
Defined benefit plans
Service cost	$7.1	$7.4	$6.2	$2.7	$2.8	$2.7
Interest costs	13.8	12.7	11.4	3.3	3.2	3.2
Expected return on plan assets	(15.5)	(13.2)	(11.2)	(4.7)	(5.2)	(4.9)
Amortization of prior service costs	.1	.1	.1	.1	.1	.1
Amortization of transition assets	.2	(.6)	(.5)	(.1)	(.1)	(.1)
Curtailment loss	—	—	—	—	.2	—
Recognized net actuarial loss (gain)	1.3	3.3	1.6	—	(.1)	(.3)
Other retirement plans	—	.1	.2	.5	.7	.8
	$7.0	$9.8	$7.8	$1.8	$1.6	$1.5

The Company’s U.S. pension plans held .5 million shares, with a fair value of $17.9 million, of the Company’s stock at November 30, 2000. Dividends paid on these shares in 2000 were $.4 million.

Rollforwards of the benefit obligation, fair value of plan assets and a reconciliation of the pension plans’ funded status at September 30, the measurement date, follow:

	United States		International
(millions)	2000	1999	2000	1999
Change in benefit obligation
Beginning of the year	$176.5	$185.5	$58.9	$49.8
Service cost	7.1	7.4	2.7	2.8
Interest costs	13.8	12.7	3.3	3.2
Employee contributions	—	—	1.2	1.1
Plan changes and other	.6	.3	—	—
Curtailment	—	—	—	.4
Actuarial loss (gain)	.6	(17.7)	.6	4.2
Benefits paid	(11.7)	(11.7)	(2.1)	(2.2)
Foreign currency impact	—	—	(5.6)	(.4)
End of the year	$186.9	$176.5	$59.0	$58.9
Change in fair value of plan assets
Beginning of the year	$169.0	$141.2	$60.7	$57.9
Actual return on plan assets	16.6	16.9	10.5	4.4
Transfer	—	.4	—	—
Employer contributions	9.2	22.2	1.1	—
Employee contributions	—	—	1.2	1.1
Benefits paid	(11.7)	(11.7)	(2.1)	(2.2)
Foreign currency impact	—	—	(5.8)	(.5)
End of the year	$183.1	$169.0	$65.6	$60.7
Reconciliation of funded status
Funded status	$(3.9)	$(7.5)	$6.6	$1.8
Unrecognized net actuarial loss (gain)	24.6	26.2	(7.6)	(2.9)
Unrecognized prior service cost	.2	.3	.5	.7
Unrecognized transition asset (liability)	.5	.6	(.3)	(.4)
Employer contribution	—	—	.3	—
	$21.4	$19.6	$(.5)	$(.8)

                Amounts recognized in the Consolidated Balance Sheet consist of the following:

	United States		International
(millions)	2000	1999	2000	1999
Prepaid pension cost	$21.4	$19.6	$.5	$.4
Accrued pension liability	—	—	(1.0)	(1.2)
	$21.4	$19.6	$(.5)	$(.8)

The accumulated benefit obligation for the U.S. pension plans was $152.4 million and $144.5 million as of September 30, 2000 and 1999, respectively.

	United States		International
(millions)	2000	1999	2000	1999
Significant assumptions
Discount rate	8.0%	8.0%	6.0-6.5%	6.0-6.5%
Salary scale	4.5%	4.5%	3.5-4.0%	3.5-4.0%
Expected return on plan assets	10.0%	10.0%	8.5%	8.5%

Cumulative effect of an accounting change

In 1999, the Company changed its actuarial method of calculating the market-related value of plan assets used in determining the expected return-on-asset component of annual pension expense. This modification resulted in a cumulative effect of accounting change credit of $4.8 million after-tax or $.07 per share ($7.7 million before tax) recorded in the first quarter of 1999. Under the previous method, all realized and unrealized gains and losses were gradually included in the calculated market-related value of plan assets over a five-year period. Under the new method, the total expected investment return, which anticipates realized and unrealized gains and losses on plan assets, is included in the calculated market-related value of plan assets each year. Only the difference between total actual investment return, including realized and unrealized gains and losses, and the expected investment return is gradually included in the calculated market-related value of plan assets over a five-year period.

Under the new actuarial method, the calculated market-related value of plan assets more closely approximates fair value, while still mitigating the effect of annual market value fluctuations. It also reduces the growing difference between the fair value and calculated market-related value of plan assets that has resulted from the recent accumulation of unrecognized gains and losses. While this change better represents the amount of ongoing pension expense, the new method did not have a material impact on the Company’s results of operations in 2000 or 1999 and is not expected to have a material impact in future years. The pro-forma impact of applying the change to 1998 was not material.

Profit Sharing Plan

Profit sharing plan expense was $5.8 million, $6.0 million and $4.2 million in 2000, 1999 and 1998, respectively.

The Profit Sharing Plan held 2.2 million shares, with a fair value of $83.1 million, of the Company’s stock at November 30, 2000. Dividends paid on these shares in 2000 were $1.7 million.

EXHIBIT B

8. OTHER POSTRETIREMENT BENEFITS

The Company’s other postretirement benefit expense follows:

(millions)	2000	1999	1998
Other postretirement benefits
Service cost	$2.4	$2.6	$2.1
Interest cost	5.3	4.9	4.4
Amortization of prior service cost	(.7)	(.1)	(.1)
Accelerated recognition of prior unrecognized service cost	(.6)	—	—
	$6.4	$7.4	$6.4

Rollforwards of the benefit obligation, fair value of plan assets and a reconciliation of the plan’s funded status at November 30, the measurement date, follow:

(millions)	2000	1999
Change in benefit obligation
Beginning of the year	$65.1	$69.8
Service cost	2.4	2.6
Interest cost	5.3	4.9
Employee contributions	1.7	1.6
Plan changes	—	(6.1)
Actuarial loss (gain)	2.0	(2.7)
Benefits paid	(5.2)	(5.0)
End of the year	$71.3	$65.1
Change in fair value of plan assets
Beginning of the year	$—	$—
Employer contributions	3.5	3.4
Employee contributions	1.7	1.6
Benefits paid	(5.2)	(5.0)
End of the year	$—	$—
Reconciliation of funded status
Funded status	$(71.3)	$(65.1)
Unrecognized net actuarial loss (gain)	1.8	(.2)
Unrecognized prior service cost	(6.0)	(7.3)
Other postretirement benefit liability	$(75.5)	$(72.6)

The assumed weighted-average discount rates were 8.0% for 2000 and 1999, respectively.

The assumed annual rate of increase in the cost of covered health care benefits is 7.65% for 2000. It is assumed to decrease gradually to 5.25% in the year 2007 and remain at that level thereafter. Changing the assumed health care cost trend would have the following effect:

(millions)	1-Percentage- Point Increase	1-Percentage- Point Decrease
Effect on benefit obligation as of November 30, 2000	$8.0	$(7.0)
Effect on total of service and interest cost components in 2000	$1.0	$(.8)

FORM OF REVOLVING LOAN BORROWING REQUEST

Wachovia, N.A., as Administrative Agent

191 Peachtree Street

Mail Code:  GA-31273

Atlanta, Georgia  30303

Attention:  Michael Adams

McCormick & Company, Incorporated

Gentlemen and Ladies:

This Revolving Loan Borrowing Request is delivered to you pursuant to clause (b) of Section 2.1 of the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”), among McCormick & Company, Incorporated, a Maryland corporation (the “Borrower”), the Lenders now or hereafter parties thereto and Wachovia, N.A., as administrative agent (the “Agent”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that a Revolving Loan Borrowing be made in the aggregate principal amount of [$U.S.] [£] [DM] [¥] [Euro]                                  on                                    ,            as [a Base Rate Loan] [a LIBO Rate Loan having an interest period of            months].

The Borrower hereby certifies and warrants that on the date the Revolving Loan Borrowing requested hereby is made (both before and after giving effect to such Revolving Loan Borrowing);

(a)                                  the representations and warranties set forth in Article VI of the Credit Agreement are and will be true and correct as if then made pursuant to Section 5.2.1 of the Credit Agreement;

(b)                                 no Default or Event of Default has occurred and is continuing or will have occurred and be continuing; and

(c)                                  the aggregate amount of the requested Revolving Loan Borrowing and all other Loans outstanding on the date of the requested Revolving Loan Borrowing does not and will not exceed the Commitment Amount.

The undersigned hereby confirms that the requested Revolving Loan Borrowing is to be made available to it in accordance with Section 2.1 of the Credit Agreement.

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will

Exhibit B-1

immediately so notify the Agent.  Except to the extent, if any, that prior to the time of the Revolving Loan Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified an true and correct at the date of such Borrowing as if then made.

Please wire transfer the proceeds of the Revolving Loan Borrowing to the following account of the Borrower:  Account No.                                        , (Name and address of depository bank).

The Borrower has caused this Revolving Loan Borrowing Request to be executed and delivered, and the certificate and warranties contained herein to be made, by its duly Authorized Officer this               day of                                    ,        .

McCORMICK & COMPANY, INCORPORATED

By:
Title:

Exhibit B-1

FORM OF COMPETITIVE BID LOAN BORROWING REQUEST

Wachovia, N.A., as Administrative Agent

191 Peachtree Street

Mail Code:  GA-31273

Atlanta, Georgia  30303

Attention:  Michael Adams

McCormick & Company, Incorporated

Gentlemen and Ladies:

This Competitive Bid Loan Borrowing Request is delivered to you pursuant to clause (a) of Section 2.3 of the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”), among McCormick & Company, Incorporated, a Maryland corporation (the “Borrower”), the Lenders now or hereafter parties thereto and Wachovia, N.A., as administrative agent (the “Agent”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby proposes that a Competitive Bid Loan Borrowing be made on the following terms:

A.                                   1.                                       Date of Competitive Bid Loan

Borrowing:*

2.                                       Amount of Competitive Bid Loan

Borrowing:** [U.S.$] [£] [DM] [¥] [Euro]

[Non-Major Alternate Currency]

3.                                       The Competitive Bid Loan will be based on a

[LIBO Rate Bid Margin] [Fixed Rate]

4.                                       Competitive Bid Loan Maturity Date for

repayment of such Competitive Bid Loan***

5.                                       Competitive Bid Loan Interest Payment

*                                         Must be at least five Business Days after the delivery of this competitive Bid Loan Borrowing Request.

**                                  The amount shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000.

***                           Which maturity date may not be earlier than the date occurring seven days after the date of such Competitive Bid Loan Borrowing or later than the date occurring 183 days after the date of such Competitive Bid Loan Borrowing.

Exhibit B-2

Date(s):

****B.         1.                                       Date of Competitive Bid Loan Borrowing:

2.                                       Amount of Competitive Bid Loan Borrowing:

[U.S.$] [£]   [DM]   [¥]    [Euro]

[Non-Major Alternate Currency]

3.                                       The Competitive Bid Loan will be based on a

[LIBO Rate Bid Margin] [Fixed Rate]

4.                                       Competitive Bid Loan Maturity Date for

repayment of such Competitive Bid Loan:

5.                                       Competitive Bid Loan Interest Payment

Date(s):

C.                                     1.                                       Date of Competitive Bid Loan Borrowing:

2.                                       Amount of Competitive Bid Loan Borrowing:

[U.S.$]   [£]   [DM]   [¥]   [Euro]

[Non-Major Alternate Currency]

3.                                       The Competitive Bid Loan will be based on a

[LIBO Rate Bid Margin] [Fixed Rate]

4.                                       Competitive Bid Loan Maturity Date for

repayment of such Competitive Bid Loan:

5.                                       Competitive Bid Loan Interest Payment

Date(s):

The Borrower hereby certifies and warrants that on the date the Competitive Bid Loan Borrowing proposed hereby is made (both before and after giving effect to such Borrowing):

(a)                                  the representative and warranties set forth in Article VI of the Credit Agreement are and will be true and correct as if then made pursuant to Section 5.2.1 of the Credit Agreement;

****                    Insert if more than one Competitive Bid Loan Borrowing is requested.

Exhibit B-2

(b)                                 no Default or Event of Default has occurred and is continuing or will have occurred and be continuing; and

(c)                                  the aggregate amount of the proposed Competitive Bid Loan Borrowing and all other Loans outstanding after giving effect to such Competitive Bid Loan (and any prepayments required pursuant to Section 2.3 of the Credit Agreement) will not exceed the Commitment Amount.

The undersigned hereby confirms that the proposed Competitive Bid Loan Borrowing is to be made available to it in accordance with Section 2.3 of the Credit Agreement.

The Borrower agrees that if prior to the time of the Competitive Bid Loan Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.  Except to the extent, if any, that prior to the time of the Competitive Bid Loan Borrowing proposed hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

The Borrower has caused this Competitive Bid Loan Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this                   day of                         ,      .

McCORMICK & COMPANY, INCORPORATED

By:
Title:

Exhibit B-2

EXHIBIT C

EXISTING LIENS

(as of 5/31/01, in thousands)

	Current	Long Term	Total

Capital Lease Liability

McCormick Foods Australia	55	98	153	Autos

McCormick Pesa	340	352	692	Computers

Industrial Revenue Bonds

Tubed Products (Oxnard, California)	0	3,050	3,050

Mortgages

(none outstanding)

FORM OF INVITATION FOR BID LOAN QUOTES

[NAME OF LENDER]	[DATE]

Attention:

Invitation for Bid Loan Quotes to
McCormick & Company, Incorporated (the “Borrower”)

Pursuant to clause (b) of Section 2.3 of the 364-Day Credit Agreement dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”) (unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement)), among McCormick & Company, Incorporated, a Maryland corporation (the “Borrower”), Wachovia, N.A., as administrative agent (the “Agent”) and the Lenders now or hereafter parties thereto, we are pleased on behalf of the Borrower to invite you to submit Bid Loan Quotes to the Borrower for the following proposed Competitive Bid Loan(s):

*1.                                Date of Proposed Competitive Bid Loan:                                          ,          .

2.                                       Principal Amount

[U.S.$] [£] [DM] [¥] [Euro] [Non-Major Alternate Currency]                                          .

3.                                       The Competitive Bid Loan Maturity Date will be                                            ,          .

4.                                       The Competitive Bid Loan Interest Payment Date will be                                            ,          .

PLEASE RESPOND TO THIS INVITATION BY NO LATER THAN [                      ] (NEW YORK CITY TIME) ON                                            ,          .

Wachovia, N.A., as Administrative Agent

By:
Title:

*                                         Information to be repeated if multiple Competitive Bid Loans have been made in respect of a single Competitive Bid Loan Borrowing Request.

Exhibit C-1

FORM OF COMPETITIVE BID LOAN OFFER

Date:                                     ,

Wachovia, N.A., as Administrative Agent

191 Peachtree Street

Mail Code:  GA-31273

Atlanta, Georgia  30303

Attention:  Michael Adams

McCormick & Company, Incorporated

Gentlemen:

This Competitive Bid Loan Offer in delivered to you pursuant to clause (c) of Section 2.3 of the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”), among McCormick & Company, Incorporated, a Maryland corporation (the “Borrower”), Wachovia, N.A., as administrative agent (the “Agent”), and the Lenders now or hereafter parties thereto.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The undersigned Lender hereby makes a Competitive Bid Loan offer in response to the Competitive Bid Loan Borrowing Request made by the Borrower on [                            ,        ], and in that connection, sets forth the terms on which such Competitive Bid Loan Offer is made:

1*.                                Date of Competitive Bid Loan:                                               ,

2.                                       Principal amount of
Competitive Bid Loan
[U.S.$] [£] [DM] [¥] [Euro]
[Non-Major Alternate
Currency]

3.                                       Competitive Bid Loan
Maturity will be                                                        ,             **

4.                                       Competitive Bid Loan Interest
Payment Date(s) will be                                             ,             ***

                                   ,

*                                         Information to be repeated if multiple Competitive Bid Loans have been made in respect of a single Competitive Bid Loan Borrowing Request.

**                                  Insert the appropriate date specified in the Competitive Bid Loan Borrowing Request described in the second paragraph hereof.

***                           Insert the appropriate date(s) specified in the Competitive Bid Loan Borrowing Request described in the second paragraph hereof.

Exhibit C-2

5.                                       Competitive Bid Rate:                                      % per annum
[LIBO Rate Bid Margin]
[Fixed Rate]

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

[NAME OF LENDER]

By:
Name:
Title:

Exhibit C-2

FORM OF COMPETITIVE BID LOAN ACCEPTANCE

Wachovia, N.A., as Administrative Agent

191 Peachtree Street

Mail Code:  GA-31273

Atlanta, Georgia  30303

Attention:  Michael Adams

McCormick & Company, Incorporated

Gentlemen and Ladies:

This Competitive Bid Loan Acceptance is delivered to you pursuant to clause (e) of Section 2.3 of the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”), among McCormick & Company, Incorporated a Maryland corporation (the “Borrower”), Wachovia, N.A., as administrative agent (the “Agent”) and the Lenders now or hereafter parties thereto.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

*The Borrower hereby accepts the Competitive Bid Loan Offer, dated                             ,          , made by [NAME OF LENDER] on the following terms:

1.                                       Date of Competitive Bid Loan:**                                    ,

2.                                       Principal amount of Competitive Bid Loan
[U.S.$] [ £ ] [DM] [ ¥ ] [Euro]
[Non-Major Alternate Currency]

3.                                       Competitive Bid Loan Maturity Date:

4.                                       Competitive Bid Rate:
[LIBO Rate Bid Margin Rate           % per annum]
[Fixed Rate           % per annum]

5.                                       Competitive Bid Loan Interest Payment
Date(s): **                                                                             ,
                                                                                               ,

*                                         Repeat this paragraph (and information contained therein) for each Lender whose Competitive Bid Loan Offer is accepted by the Borrower or for multiple Competitive Bid Loans.

**                                  Terms must conform to the Competitive Bid Loan Borrowing Request referred to in the Competitive Bid Loan Offer relating to such Borrowing.

Exhibit C-3

We undersigned hereby confirms that it accepted such Competitive Bid Loan Offer in accordance with clause (e)(ii) of Section 2.3 of the Credit Agreement.

The Borrower hereby certifies and warrants that on the date the Competitive Bid Loan Borrowing proposed hereby is made (both before and after giving effect to such Borrowing):

(a)                                  the representative and warranties set forth in Article VI of the Credit Agreement are and will be true and correct as if then made pursuant to Section 5.2.1 of the Credit Agreement;

(b)                                 no Default or Event of Default has occurred and is continuing or will have occurred and be continuing; and

(c)                                  the aggregate amount of the proposed Competitive Bid Loan Borrowing and all other Loans outstanding after giving effect to such Competitive Bid Loan (and any prepayments required pursuant to Section 2.3 of the Credit Agreement) will not exceed the Commitment Amount.

Please wire transfer the proceeds of the Competitive Bid Loan(s) to the following account of the Borrower: Account No.                           [name and address of depository bank].

The Borrower has caused this Competitive Bid Loan Acceptance to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this            day of                              ,         .

McCORMICK & COMPANY, INCORPORATED

By:
Title:

Exhibit C-3

FORM OF COMPETITIVE BID LOAN BORROWING NOTICE

[Date]

Wachovia, N.A., as Administrative Agent

191 Peachtree Street

Mail Code:  GA-31273

Atlanta, Georgia  30303

Attention:  Michael Adams

McCormick & Company, Incorporated

Gentlemen and Ladies:

This Competitive Bid Loan Borrowing Notice is delivered to you pursuant to clause (f) of Section 2.3 of the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”), among McCormick & Company, Incorporated, a Maryland corporation (the “Borrower”), Wachovia, N.A., as administrative agent (the “Agent”), and the Lenders now or hereafter parties thereto.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower delivered to the Agent a Competitive Bid Loan Borrowing Request on [                           ,          ].  In that connection, a Competitive Bid Loan Borrowing was made on                            ,           (the “Competitive Bid Loan Borrowing Date”) with the following terms:

*1.                                Principal amount of Competitive Bid Loan Borrowing:

[Name of Lender]

[U.S.$] [ £ ] [ DM ] [ ¥ ] [Euro]

[Non-Major Alternate Currency]

[Name of Lender]

[U.S.$] [ £ ] [ DM ] [ ¥ ] [Euro]

[Non-Major Alternate Currency]

2.                                       Amount of, and Competitive Bid Rate for [LIBO Rate Bid Margin] [Fixed Rate], each Competitive Bid Loan in such Competitive Bid Loan Borrowing:

*                                         Information to be repeated if multiple Competitive Bid Loans have been made in respect of a single Competitive Bid Loan Borrowing Request.

Exhibit C-4

[U.S.$] [ £ ] [ DM ] [ ¥ ] [Euro]

[Non-Major Alternate Currency]                       at                %

per annum in respect of Competitive

Bid Loan made by [Name of Lender]

[U.S.$] [ £ ] [ DM ] [ ¥ ] [Euro]

[Non-Major Alternate Currency]                       at                %

per annum in respect of competitive

Bid Loan made by [Name of Lender]

3.                                       Competitive Bid Loan Maturity Date:                               ,

4.                                       Competitive Bid Loan Interest                                          ,

Payment Date(s):                                                               ,

5.                                       Competitive Bid Outstanding

Balance                                                                                       **

The Borrower hereby confirms to the Agent that the Competitive Bid Loan Offer received by the Borrower in connection with the above-described Competitive Bid Loan Borrowing Request were accepted or rejected in accordance with clause (e) of Section 2.3 of the Credit Agreement.

McCORMICK & COMPANY, INCORPORATED

By:
Name:
Title:

**                                  Insert the aggregate principal amount of all outstanding Competitive Bid Loans immediately after giving effect to the Competitive Bid Loan Borrowing.

Exhibit C-4

FORM OF LENDER ASSIGNMENT AGREEMENT

[Date]

TO:                            McCormick & Company, Incorporated

18 Loveton Circle

Sparks, Maryland 21152

Attention: Treasurer

To:                              Wachovia, N.A., as Administrative Agent

191 Peachtree Street

Mail Code:  GA-31273

Atlanta, Georgia  30303

Attention:  Michael Adams

McCormick & Company, Incorporated

Gentlemen and Ladies:

We refer to clause (d) of Section 10.11.1 of the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended from time to time, the “Credit Agreement”), among McCormick & Company, Incorporated, a Maryland corporation (the “Borrower”), the various financial institutions as are, or shall from time to time become, parties thereto (the “Lenders”) and Wachovia, N.A., as administrative agent (the “Agent”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

This Agreement is delivered to you pursuant to clause (d) of Section 10.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (c) of Section 10.11.1 of the Credit Agreement, of the assignment and delegation to                                    (the “Assignee”) of           % of the Revolving Loans and           % of the Competitive Bid Loans of                                           (the “Assignor”) outstanding under the Credit Agreement on the date hereof.  After giving effect to the foregoing assignment and delegation, the Assignor’s and the Assignee’s Percentages for the purposes of the Credit Agreement are set forth opposite such Person’s name on the signature pages hereof.

[Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

Exhibit D

Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent:

(a)                                  the Assignee

(i)                                     shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a “Lender” under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

(ii)                                  agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b)                                 the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof but shall continue to be entitled to the benefits of the indemnity provisions set forth in the Credit Agreement for the period prior to such acceptance.

The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section 10.11.1 of the Credit Agreement upon the delivery hereof.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and requests the Agent to acknowledge receipt of this document:

(A)                              Address for Notices:

Institution Name:

Attention:

Domestic Office:

Telephone:

Facsimile:

LIBOR Office:

Telephone:

Facsimile:

(B)                                Payment Instructions:

The Assignee agrees to furnish the tax form required by the last sentence of Section 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent.

Exhibit D

This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

Adjusted Percentage	[ASSIGNOR]

%
By:
Title:

Percentage	[ASSIGNEE]

%
By:
Title:

Accepted and Acknowledged this day of ,

McCORMICK & COMPANY, INCORPORATED

By:
Title:

WACHOVIA, N.A., as Administrative Agent

By:
Title:

Exhibit D

FORM OF COMPLIANCE CERTIFICATE

To each of the financial institutions party to the Credit Agreement hereinafter referred to and Wachovia, N.A., as Administrative Agent for the Lenders

Re:                               McCormick & Company, Incorporated

Ladies and Gentlemen:

This Compliance Certificate is being delivered pursuant to the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”), among McCormick & Company, Incorporated, a Maryland corporation (the “Borrower”), the various financial institutions as are or may, from time to time, become parties thereto (the “Lenders”) and Wachovia, N.A., as administrative agent for the Lenders (the “Agent”).  Capitalized terms used herein without definition shall have the meanings assigned to such terms in Section 1.1 of the Credit Agreement.  All computations performed herein shall conform to the method of computation required by the Credit Agreement.

The Borrower hereby certifies, represents and warrants that as of                        ,            (the “Computation Date”):

1.                                       Indebtedness of the Subsidiaries did not exceed            % of Consolidated Net Tangible Assets (as computed on Attachment 1 hereto).

Under Section 2.2 of the Credit Agreement, Indebtedness of Subsidiaries may not exceed 25% of Consolidated Net Tangible Assets.

2.                                       The sum of (a) Indebtedness of the Borrower and its Subsidiaries secured by Liens described in clauses (b), (c) and (k) of Section 7.2.3 of the Credit Agreement (excluding liens described in clauses (d) through (j) of Section 7.2.3) and (b) the Attributable Value of all Sale-Leaseback Transactions entered into by the Borrower and its Subsidiaries in the aggregate does not exceed        % of Consolidated Net Tangible Assets (as computed on Attachment 1 hereto).

Section 7.2.3 (k) of the Credit Agreement does not permit the sum of (i) Indebtedness of the Borrower and its Subsidiaries secured by Liens described in clauses (b), (c) and (k) of Section 7.2.3 (excluding Liens described in clauses (d) thru (j) of Section 7.2.3) and (ii) the Attributable Value of all Sale-Leaseback Transactions entered into by the Borrower and its Subsidiaries in the aggregate to exceed 15% of Consolidated Net Tangible Assets.

3.                                       The aggregate book value of all sales of assets or stock or liquidations of Subsidiaries do not, during the most recent period of 12 consecutive months, exceed       % of Consolidated Net Tangible Assets as at the end of the Borrower’s immediately preceding Fiscal Year (as computed on Attachment 1 hereto).

Exhibit E

Section 7.2.4 of the Credit Agreement prohibits sales of assets or stock to anyone other than the Borrower or wholly-owned Subsidiaries if the aggregate book value of such sales or liquidation of Subsidiaries during the most recent period of 12 consecutive months would exceed 20% of Consolidated Net Tangible Assets as at the end of the Borrower’s immediately preceding fiscal year.

4.                                       The ratio of EBIT to Interest Expense was                         : 1:00 (as computed on Attachment 1 hereto).

The minimum ratio of EBIT to Interest Expense permitted pursuant to Section 7.2.5 of the Credit Agreement is 2.50:1.00.

5.                                       No Default or Event of Default has occurred and is continuing.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by its duly Authorized Officer on this            day of                                      ,               .

McCORMICK & COMPANY, INCORPORATED

By:
Title:

Exhibit E

ATTACHMENT 1

1.	Indebtedness of Subsidiaries (Section 7.2.2).

	a. Total Amount of Subsidiary Indebtedness	$

	b. Amount of Consolidated Net Tangible Assets	$

	c. Subsidiary Indebtedness is equal to the following percentage of Consolidated Net Tangible Assets	$	%

2.	Liens (Section 7.2.3)

a.                                       Indebtedness of the Borrower and its Subsidiaries (other than intercompany debt) secured by Liens described in clauses (b), (c) and (k) of Section 7.2.3 (excluding Liens described in clauses (d) through (j) of Section 7.2.3

$

	b. Attributable Value of Sale-Leaseback Transactions of the Borrower and its Subsidiaries in the aggregate	$

	(Sum of Items a. and b.)	$

	c. Amount of Consolidated Net Tangible Assets	$

	d. The sum of Items a. and b. is equal to the following percentage of Item c.	$	%

3.	Sale of Assets (Section 7.2.4)

	a. The aggregate book value of sales of assets or stock or liquidation of Subsidiaries by the Borrower and its Subsidiaries during the immediately preceding 12 months)	$

	b. Consolidated Net Tangible Assets as at the end of the Borrower’s immediately preceding Fiscal Year	$

	c. Item a. is equal to the following percentage of Item b.	$	%

4.	EBIT to Interest Expense Ratio (Section 7.2.5)

	a. Net Income (excluding any one-time non-recurring charges)	$

	b. Interest Expense	$

	c. Charges for federal, state, local and foreign income taxes.	$

	Total for EBIT	$
:1.00
d. EBIT to Interest Expense ratio (EBIT divided by Interest Expense)

Exhibit E

FORM OF CONTINUATION/CONVERSION NOTICE

Wachovia, N.A., as Administrative Agent

191 Peachtree Street

Mail Code:  GA-31273

Atlanta, Georgia  30303

Attention:  Michael Adams

Re:                               McCormick & Company, Incorporated

Gentlemen and Ladies:

This Continuation/Conversion Notice is delivered to you pursuant to Section 2.4 of the 364-Day Credit Agreement, dated as of June 19, 2001 (as amended or modified from time to time, the “Credit Agreement”), among McCormick & Company, Incorporated, a Maryland corporation (the “Borrower”), the various financial institutions from time to time parties thereto (the “Lenders”) and Wachovia, N.A., as administrative agent (the “Agent”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that on                                      ,                  .

(1)                                  [U.S.$] [£] [DM] [¥] [Euro]                                     of the presently outstanding principal amount of the Loans originally made on                            ,              [and [U.S.$] [£] [DM] [¥] [Euro] of the presently outstanding principal amount of the Loans originally made on                             ,             ],

(2)                                  and all presently being maintained as (1) [Base Rate Loans] [LIBO Rate Loans denominated in Dollars] [LIBO Rate Loans denominated in an Alternate Currency],

(3)                                  be [converted into] [continued as],

(4)                                  (2)[LIBO Rate Loans denominated in Dollars having an Interest Period of                    months] [LIBO Rate Loans denominated in an Alternate Currency having an Interest Period of                  months] [Base Rate Loans](3).

(1) Select appropriate interest rate option.

(2) Insert appropriate interest rate option.

(3) Dollars only.

Exhibit F

The Borrower hereby:

(a)                                  certifies and warrants that no Default has occurred and is continuing; and

(b)                                 agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this             day of                         ,            .

McCORMICK & COMPANY, INCORPORATED

By:
Title:

Exhibit F

FORM OF OPINION OF COUNSEL TO THE BORROWER

To each of the Lenders party
to the Credit Agreement referred
to below, and Wachovia, N.A.

as Administrative Agent

[Date]

Ladies and Gentlemen:

I am General Counsel of McCormick & Company, Incorporated (the “Borrower”), a Maryland corporation, and have acted as counsel in connection with the execution and delivery of that certain 364-Day Credit Agreement, dated as of June 19, 2001 (the “Credit Agreement”), among the Borrower, Wachovia, N.A., as administrative agent (the “Agent”), and the various financial institutions parties thereto (the “Lenders”).  This opinion letter is delivered to you pursuant to Section 5.1.7 of the Credit Agreement.  Capitalized terms used herein that are not defined herein have the respective specified meanings in the Credit Agreement.

In rendering the opinions set forth below, I or a member of my staff have examined executed originals of the Credit Agreement and the Notes (collectively, the “Subject Documents”); the Articles of Incorporation of the Borrower and all amendments thereto (the “Charter”); the Bylaws of the Borrower and all amendments thereto (the “Bylaws”); and a certificate issued by the Maryland Department of Assessments and Taxation, dated June     , 2001, attesting to the continued corporate existence and good standing of the Borrower in the State of Maryland.  In addition, I or a member of my staff have examined originals or photostatic or certified copies of certain of the corporate records and documents of the Borrower and its Subsidiaries, copies of public documents, certificates of officers of the Borrower and public officials, and such other documents as I have deemed necessary and appropriate as a basis for the opinions hereinafter set forth.

In my examination, I have assumed the genuineness of all signatures (other than those of the Borrower), the legal capacity of natural persons, the authenticity of all corporate records, documents, instruments and certificates submitted to us as originals and the conformity to authentic original corporate records, documents, instruments and certificates of all corporate records, documents instruments and certificates submitted to us as certified, conformed or photostatic copies.  As to questions of fact material to my opinions, I have relied upon representations and warranties of the parties in the Subject Documents and the other agreements and documents contemplated therein, and on certificates of officers of the Borrower (including those delivered pursuant to the Credit Agreement) and of public officials.

I have further assumed that you have the power and authority and have taken the corporate action necessary to execute and deliver the Credit Agreement and to hold the Notes and that no approvals, waivers, filings, notices or consents, governmental or non-governmental, are required for the valid execution, delivery and performance by you of the Credit Agreement or to hold the Notes, and that the Credit Agreement executed by you constitutes your legal, valid and binding obligation.

Exhibit G

Based upon the foregoing and subject to the qualifications set forth above and hereinafter, I am of the opinion that:

1.                                       The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

2.                                       The execution, delivery and performance by the Borrower of the Subject Documents are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Charter or the By-laws, (ii) violate any Federal or Maryland law, rule or regulation applicable to the Borrower (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System, insofar as the proceeds of the Loans are used solely for the purposes set forth in, and in accordance with the provisions of, the Credit Agreement) or (iii) result in any breach or violation of, or constitute a default under, any agreement or instrument set forth on the attached certificate of the Borrower.  The Subject Documents have been duly executed and delivered on behalf of the Borrower.

3.                                       Each of the Subject Documents has been duly executed by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

4.                                       No authorization or approval or other action by, and no notice to or filing with, any Federal or Maryland governmental authority or regulatory body (other than any applicable securities law filings) is required on behalf of the Borrower for the due execution, delivery or performance by the Borrower of any of the Subject Documents.

5.                                       The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Company Act of 1935, as amended.

6.                                       There is no pending or, to the best of my knowledge, threatened litigation, action, proceeding or labor controversy affecting the Borrower or any of its properties, business, assets or revenues which is likely to materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries taken as a whole or which purports to affect the legality, validity or enforceability of any of the Subject Documents to which the Borrower is a party.

7.                                       The New York governing law clauses of the Subject Documents, subjecting such Subject Documents to the law of the State of New York, are valid under the laws of the State of Maryland.

8.                                       Under the law of the State of Maryland, the laws of the State of New York will be applied to the Subject Documents, except to the extent that any term of such documents or any provision of the law of the State of New York applicable to such documents violates an important public policy of the State of Maryland.  We have no reason to believe that any such term violates an important public policy of the State of Maryland.

Exhibit G

The foregoing opinions are subject to the following additional qualifications:

(a)                                  The opinions expressed herein are limited to the laws and regulations of the United States of America and the State of Maryland.

(b)                                 My opinions regarding the enforceability of the Subject Documents are limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws or decisions affecting the enforcement of debtors’ obligations and creditors’ rights generally, and by general principles of equity and public policy.  My opinions are also subject to the effect of certain laws and judicial decisions which may limit the enforceability of certain provisions of the Subject Documents, although such limitations do not, in my judgment, make the remedies provided therein (taken as a whole) inadequate for the practical realization of the benefits afforded thereby.

The opinions expressed herein are solely for your benefit in connection with the performance of the Subject Documents, and without my express prior written consent, this opinion letter may not be circulated or furnished to or relied upon by any other person.

Very truly yours,

Robert W. Skelton
Vice President, General Counsel
& Secretary

Exhibit G